                             AFFILIATION AGREEMENT


     THIS AFFILIATION AGREEMENT (this "Agreement") is made as of August 28, 1998 (the "Execution Date"), by and among DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation ("DCC"), and Dobson Cellular of Sandusky, Inc., an Oklahoma corporation ("Operator"), and NEW PAR, a Delaware general partnership, on behalf of itself and its subsidiaries and affiliates, d/b/a AIRTOUCH CELLULAR (collectively "AirTouch").

                                  WITNESSETH:


     WHEREAS, AirTouch seeks, through operating its own Systems (as defined below) and through affiliation, roaming and other arrangements with other operators of Systems, to establish and maintain a seamless wireless communications network and to establish among participants therein certain minimum levels of common customer service and technical capabilities; and

     WHEREAS, DCC and Operator have determined that certain benefits of affiliation, including but not limited to those arising from increased scale and scope of services, would inure to Operator by aligning itself with a larger scale provider of wireless communications services; and

     WHEREAS, pursuant to an Interim Operating Authority granted by the Federal Communications Commission in the public interest, AirTouch has operated and continues to operate a Cellular System serving the Ohio RSA #2 (each as defined below); and

     WHEREAS, AirTouch, DCC and Operator mutually desire to transition operation of the Ohio RSA #2 System and to transfer Subscribers (as defined below) from AirTouch to Operator, and to provide for a continuing affiliation between AirTouch and Operator for the Ohio RSA #2 System, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1.   DEFINITIONS AND TRANSITION.

          (a) DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

          "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

          "AFFILIATED SYSTEM" means an AirTouch System or any other System that offers Services under the Brands.

          "AIRTOUCH SYSTEMS" means those Systems controlled by AirTouch.

          "BRANDS" mean the service marks, trademarks, trade names, symbols or designs used, from time to time, by the AirTouch Systems in connection with the offer and sale of Products and Services.

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          "CELLULAR SYSTEM" means a radio communications system authorized under the rules for the domestic public cellular radio telecommunications service designated as Subpart H of Part 22 of the FCC Rules in effect as of the date hereof or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "CONTROL" (including the terms "controlling," "controlled by" and "under common control with") of a Person means (i) the possession, direct or indirect, of the power to vote 50% or more of the voting securities or other voting interests of such Person, or (ii) the possession, directly or indirectly, of the affirmative power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other voting interests, by contract or otherwise.

          "ESMR SYSTEM" means any commercial mobile radio system authorized under the rules for Enhanced Specialized Mobile Radio services designated under Subpart S of Part 90 of the FCC Rules in effect as of the date hereof or any revision or successor thereof, which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "EXECUTION DATE" shall have the meaning first set forth above in the preamble to this Agreement.

          "FCC" means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

          "FEATURES" means the dialing plans, feature codes and other technical capabilities related to the provision of Services.

          "FINAL EFFECTIVE DATE" means the date, following the Initial Effective Date, upon which Operator commences commercial operation of Operator's System to serve Ohio RSA #2, including the provision of all switching services related thereto, and certain other activities take place as specified in Section 1(b)(ii) below, which date shall be as mutually agreed by the parties, but in no event later than September 30, 1999.

          "INITIAL EFFECTIVE DATE" means the date upon which Operator commences the provision of customer care and billing services within Ohio #2 RSA, and certain other activities take place as specified in Section 1(b)(i) below, which date shall be as mutually agreed by the parties, but in no event later than December 1, 1998.

          "LICENSE" means any permit, license, waiver or authorization from any governmental body having jurisdiction over a Person required for conduct of an activity, including, without limitation, any FCC license or any certificate of public convenience and necessity.

          "OPERATOR'S SERVICE AREA" or "Ohio RSA #2" means the rural service area designated by the FCC as Cellular Market Ohio No. 2.

          "OPERATOR'S SYSTEM" means the Cellular System that will be constructed and controlled by Operator in Ohio RSA #2.

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          "PCS SYSTEM" means a radio communications system authorized under the rules for broadband personal communications services designated as Subpart E of part 24 of the FCC Rules as of the date hereof, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

          "PLANS" means subscriber purchasing plans for Products and/or
Services.

          "PRODUCTS" means subscriber equipment offered for sale or lease and any goods and other property ancillary thereto.

          "ROAMING AGREEMENTS" means the roaming agreements described in
Section 4(a).

          "SERVICE AREA" means, as to any Person, the geographic territory in which such Person provides Services.

          "SERVICES" means commercial mobile radio services provided by Systems, including, without limitation, voice and data transport, and the services ancillary thereto.

          "SUBSCRIBERS" means subscribers with the following NPA/NXXs designated for the Ohio RSA #2: 419-357-XXXX; 419-366-XXXX; 419-618-XXXX; 419-307-XXXX; 419-706-XXXX; 419-217-XXXX; 419-619-XXXX.

          "SYSTEM" means a Cellular System, an ESMR System or a PCS System.

          "TRADEMARK LICENSE AGREEMENT" means the trademark license agreement in the form attached as EXHIBIT A to be entered into between AirTouch and Operator on or before the Initial Effective Date, as amended from time to time, and any other Brand license or sublicense agreement executed in substitution therefor.

          (b) TRANSITION. This Section 1(b) sets forth the mutual understanding and agreement of the parties with respect to the transition of operations within Ohio RSA #2 from AirTouch to Operator during the term of this Agreement. Prior to and until the Initial Effective Date, AirTouch shall continue to operate and maintain the AirTouch System within Ohio RSA #2, including the provision of billing and customer services for the Subscribers, and AirTouch shall retain all revenues related thereto.

               (i) INITIAL EFFECTIVE DATE. Section 3 ("Brands; Advertising; Service Plans; Promotions"), Section 4 ("Roaming Agreement"), and Section 2 ("Performance Standards") to the extent applicable to Customer Services Standards, shall be effective as of the Initial Effective Date. In addition, the following shall take place on or before the Initial Effective Date and shall be effective as of the Initial Effective Date:

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                    (A) TRANSFER OF SUBSCRIBERS. Subject to obtaining
necessary consents or approvals, if any, which AirTouch, DCC and Operator shall cooperate in good faith to obtain, AirTouch shall assign the Subscribers to Operator, and Operator shall pay to AirTouch in cash or other immediately available funds AirTouch's direct cost of acquiring the Subscribers, which shall be deemed to be in the amount of Two Hundred Twenty Five and 00/100 Dollars ($225.00) per Subscriber. Operator shall also pay to AirTouch an amount equal to all unbilled installments on Subscriber equipment provided by AirTouch to the Subscribers prior to the Initial Effective Date.

                    (B) INTERIM EQUIPMENT AND SERVICES LEASE. AirTouch and Operator will enter into a mutually acceptable Interim Equipment Lease and Switching Agreement which shall provide, without limitation, that for a period commencing on the Initial Effective Date and ending on the Final Effective Date, AirTouch shall lease to Operator, and Operator shall lease from AirTouch, equipment and services related to the AirTouch System for Ohio RSA #2, at the rates set forth in EXHIBIT E attached hereto.

                    (C) CONTOUR EXTENSION AGREEMENT(S). AirTouch and Operator will enter into mutually acceptable Contour Extension Agreement(s) which shall include, without limitation, the understanding and agreement of the parties with respect to service area boundaries between Ohio RSA #2 and the adjacent AirTouch Systems.

                    (D) CUSTOMER CARE AND BILLING SERVICES. Operator shall start providing, and shall be solely responsible for, all customer care and billing services for the Subscribers in accordance with this Agreement, including without limitation the Customer Service Standards described in
Section 2 below and in attached EXHIBIT B.

                    (E) ASSUMPTION OF RETAIL STORE LEASES, PURCHASE OF RETAIL STORE ASSETS AND TRANSFER OF RETAIL STORE EMPLOYEES. Subject to obtaining any necessary landlord consents or approvals and any additional mutually acceptable terms and conditions as are agreed to in writing by AirTouch and Operator on or before the Initial Effective Date: (a) Operator shall assume AirTouch's obligations under that certain Lease dated September 13, 1996 by and between Entrepreneurial Ventures, Inc., as Lessor, and New Par, as
Lessee, regarding AirTouch Center #509 in Tiffin, Ohio, and that certain Agreement of Lease dated as of March 1, 1997 by and between C & J Realty, Inc., as lessor, and New Par, as lessee, regarding AirTouch Center #508 in Sandusky, Ohio (such centers are referred to herein as the "Retail Stores");
(b) Operator will purchase from AirTouch such Retail Store assets as Operator elects to purchase from AirTouch (which Retail Store assets will be selected by Operator from a list of available assets and their respective prices that will be provided to Operator by AirTouch prior to the Initial Effective
Date); and (c) Operator will make offers of employment in accordance with Operator's compensation and benefits plans to the following eight (8) personnel currently employed by AirTouch at the Retail Stores: Dean M. Michalski, Sr. Service Technician; Babbetta J. Karr, Retail Sales Representative; Shannon Wasiniak, Retail Sales Representative; Michael V. Mag, Retail Sales Representative; Ronald A. Sarrica, Business Account Representative; Jude A. Poggiali, Business Account Representative; Randy A. Mortensen, Business Account Representative; and Dawn Mari Sehnert, Sr. Retail Sales Representative.

               (ii) FINAL EFFECTIVE DATE. Section 2 ("Performance Standards") to the extent applicable to Network Performance Standards, shall become effective as of the Final Effective Date. In addition, the following shall take place on or before the Final Effective Date and shall be effective as of the Final Effective Date:

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                    (A) CO-LOCATION AGREEMENT(S). If Operator elects to
locate cell site equipment for Operator's System at any of the AirTouch cell site towers and shelters within Ohio RSA #2 after the Final Effective Date, AirTouch and Operator will enter into mutually acceptable Co-Location Agreement(s) which shall provide, without limitation, that AirTouch will lease to Operator, and Operator will lease from AirTouch, non-exclusive use of such AirTouch cell sites (i.e., tower and shelter space) within Ohio RSA #2 at the rates specified in attached EXHIBIT E.

                    (B) COMMERCIAL OPERATION OF OPERATOR'S SYSTEM. Operator shall commence commercial operation of Operator's System to serve Ohio RSA #2, including the provision of all switching services related thereto, in accordance with this Agreement, including without limitation the Network Performance Standards described in Section 2 below and in attached EXHIBIT B.

                    (C) EXPIRATION OF INTERIM EQUIPMENT LEASE AND SWITCHING AGREEMENT. The Interim Equipment Lease and Switching Agreement referred to in
Section 1(b)(i)(B) shall expire.

               (iii) FURTHER ASSURANCES. AirTouch, DCC and Operator agree to cooperate with each other, to negotiate in good faith, and to take all such other actions and execute, acknowledge and deliver any and all additional papers, documents and other assurances, as are reasonably necessary in connection with the performance of their obligations and to carry out the intent of the parties under this Section 1(b).

     2.   PERFORMANCE STANDARDS.

          (a) PERFORMANCE STANDARDS. AirTouch may establish minimum standards for various aspects of the AirTouch Systems and for the operations thereof (the "Performance Standards"), including but not limited to certain minimum Features, Plans, Products and Services to be offered by the AirTouch Systems. AirTouch may revise the Performance Standards from time to time in its reasonable discretion. The Performance Standards will be generally consistent with industry practices and capabilities. Set forth on EXHIBIT B are the initial Performance Standards (the "Initial Performance Standards").

          (b) COMPLIANCE WITH PERFORMANCE STANDARDS. Operator will cause Operator's System to comply with the Initial Performance Standards and any revised Performance Standards of which AirTouch has notified Operator and to which Operator has not reasonably objected by notice to AirTouch within 10 days after receiving notification of the revised Performance Standard. Operator shall be deemed to comply with a Performance Standard so long as Operator's performance with such Performance Standard equals or exceeds the median performance recorded in respect thereto for the same date or period by the AirTouch System operating in the Toledo MSA. Subject to Section 7, upon request of Operator and solely for the purpose of confirming the median performance of the Toledo MSA System with a Performance Standard, AirTouch shall furnish Operator with summary information for the applicable date or period in respect of the performance of such System for any Performance Standard as to which Operator fails to equal or exceed the median performance of such System.

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          (c)  SURVEYS.

               (i) The parties recognize that Operator and AirTouch may wish to obtain market research data or other information related to Operator's System or to Features, Plans, Products or Services through the use of surveys ("Surveys"). To this end, AirTouch agrees to conduct or cause a third party or other Persons to conduct within Operator's Service Area (A) a Survey of subscribers and (B) a Survey of technical performance, in each case at least on an annual basis (the "Annual Surveys") and may, in its sole discretion, conduct or cause a third party to conduct additional Surveys from time to time.

               (ii) Annually and at such other times as AirTouch determines to conduct a Survey or cause a Survey to be conducted, Operator will, upon AirTouch's request, furnish promptly to AirTouch or such third party a complete and accurate list of its subscribers in such a format as may be reasonably requested by AirTouch or such third party, together with such other information as AirTouch or such third party organization determines is reasonably necessary to conduct the Surveys. Operator authorizes AirTouch or such third party to contact any and all of its subscribers solely for the purposes of conducting the Surveys. AirTouch will furnish or cause any such third party to furnish Operator with copies of such Surveys, the results therefrom and any market data so obtained with respect to Operator's Service Area. AirTouch will treat and will cause any third party to treat Operator's list of subscribers and the information obtained or generated in connection with such Surveys in accordance with the provisions of Section 7 hereof. All Annual Surveys shall be at Operator's expense.

          (d) INSPECTION. In order to determine the compliance of Operator's System with the Performance Standards referred to in Section 2(a), AirTouch and its representatives will have the right to meet with Operator's employees and officers and to inspect the operations of Operator's System, including conducting reasonable on-site tests. Such inspections will be conducted on reasonable prior notice, during normal business hours and will be performed in a manner which does not unreasonably interfere with the operations of Operator's System. The costs of any such inspection will be borne by AirTouch. If AirTouch determines that Operator's System is not in compliance with any such Performance Standard, it will notify Operator in writing of (A) the nature of the noncompliance and (B) the action (or omission) necessary to cure the noncompliance. In such event, AirTouch may also specify within such notice or by separate notice, a date not less than the number of days after such notice is delivered to Operator consistent with Section 9(c) below, by which such noncompliance must be remedied.

     3.   BRANDS; ADVERTISING; SERVICE PLANS; PROMOTIONS.

          (a) BRANDS. (i) On or before the Initial Effective Date, Operator and AirTouch will enter into and maintain in effect during the term specified therein, a Trademark License Agreement in the form of attached EXHIBIT A. On and after the Initial Effective Date, all Products and Services offered and sold by Operator's System will be offered and sold exclusively under the Licensed Marks (as defined in the Trademark License Agreement) pursuant to the terms and conditions of the Trademark License Agreement, except for any Product that Operator is prohibited from offering or selling under the Licensed Marks under the terms of the purchase agreement therefor, in which case such Product may be offered and sold under the brand of the manufacturer or distributor thereof. AirTouch will have the right, in its sole discretion, to substitute other Brand(s) for the Licensed Marks or to require Operator's System to use additional Brand(s) in connection with some or all of the

                                      -6-
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Products and Services; provided that any Brand to be used by and licensed to
Operator will be substantially the same as a Brand used in the Great Lakes region by the AirTouch Systems. If AirTouch designates any substitute or additional Brand, Operator will enter into a license agreement in respect of such Brand in such form as will be reasonably prescribed by AirTouch and will use such Brand only in compliance with the terms and conditions set forth in such license agreement; provided, however, that Operator will not be required to enter into any license agreement that provides for compensation thereunder that is in addition to that provided herein or the Trademark License Agreement.

               (ii) Each of Operator's business locations shall at all times during the term of this Agreement comply with AirTouch's reasonable requirements for showroom and display capacity, appearance, accessibility, equipment installation and maintenance capacity and efficiency, which requirements shall take into consideration the location and environment of Operator's Service Area. AirTouch will have the right to review and approve the plans, specifications and renderings of the proposed business location, which approval will not be unreasonably withheld or withdrawn. Operator further agrees to ensure that each of its agents, dealers or other Persons who are authorized by Operator to use the License Marks ("Operator's Distributors") is subject to the obligations set forth in this subsection
(ii).

               (iii) Operator agrees that it will not permit any agent, distributor or other person to use any of the Licensed Marks unless such person has entered into a Trademark License Agreement with AirTouch in a form reasonably acceptable to AirTouch.

          (b)  ADVERTISING.

               (i) AirTouch and the Affiliated Systems may from time to time implement or participate in advertising programs that directly or indirectly promote the Brands on a national or regional basis ("Advertising"). Such Advertising may include, but is not limited to, (A) newspaper, magazine and written periodical advertising; (B) radio scripts, tape recordings and audio advertising; (C) television scripts, videotape recording and electronic advertising; (D) telephone directories; (E) billboards, in-store point of purchase or other display advertising; (F) flyers or similar advertising; and
(G) direct mail materials. Operator acknowledges and agrees that AirTouch is not obligated to ensure that Operator benefits from any Advertising.

               (ii) Operator may elect to utilize any advertising materials prepared by AirTouch. If Operator elects to utilize such materials, Operator shall pay for (i) all printing and materials costs related to the materials used by Operator, in addition to the cost of any customization of such materials for Operator's use, and (ii) its pro rata share of costs associated with the development, design, and production of such materials, which pro rata share shall be calculated by multiplying the total applicable cost by a fraction, the numerator of which is the total population within Operator's Service Area and the denominator of which is the total population within the Operator's Service Area and the area covered by the AirTouch Systems in Ohio. Operator shall be solely responsible for the placement, publication, display, distribution, mailing or airing of Advertising in Operator's Service Area, and shall use materials purchased from AirTouch under this Agreement only within Operator's Service Area.

               (iii) Operator will use reasonable efforts to coordinate its promotional activities (including without limitation promotion of Plans) with Affiliated Systems in Service Areas which are adjacent to Operator's Service Area and shall bear the costs and expenses of its own promotional activities.

          (c)  SERVICE PLANS.

Commencing on the Initial Effective date and thereafter during the term of this Agreement, Operator agrees to offer the following Service plans within Operator's Service Area, in addition to any other local Service plans that Operator elects, in its sole discretion, to offer within Operator's Service
Area: (i) at least two (2) basic digital Service plans designated by AirTouch that conform as to pricing and other material terms and conditions to digital plans offered by AirTouch within the neighboring AirTouch System(s); (ii) at least two (2) basic analog Service plans designated by AirTouch that conform as to pricing and other material terms and conditions to analog plans offered by AirTouch within the neighboring AirTouch System(s); and (iii) any prepaid Service plan(s) designated by AirTouch that conform as to pricing and other material terms and conditions to prepaid service plan(s) offered by AirTouch within the neighboring AirTouch System(s). Operator acknowledges and agrees that the Service plans designated by AirTouch in accordance with the preceding sentence may vary from time-to-time during the term of this Agreement. Operator further acknowledges and agrees that the name of any local Service plan offered by Operator within Operator's Service Area that does not conform to AirTouch designated plans hereunder shall be distinguished from the names of the AirTouch designated Service plans and shall apply only within Operator's Service Area.

          (d)  PROMOTIONS AND ADVERTISING.

Unless otherwise mutually agreed to in advance by the parties, all promotions and advertising by Operator within Operator's Service Area must clearly state in writing that such promotions and advertising are applicable only within Operator's Service Area, and all promotions and advertising by AirTouch within AirTouch Systems must clearly state in writing that such promotions and advertising apply only within the applicable AirTouch Systems.

     4.   ROAMING AGREEMENT.

          (a) RECIPROCAL AGREEMENT. On or before the Initial Effective Date, Operator and AirTouch will enter into and maintain in effect during the term specified therein (and to the extent provided in Section 4(b)), a roaming agreement in the form of attached EXHIBIT C covering Operator's System and all AirTouch Systems designated therein, which agreement will provide for mutual roaming rights between Operator's System and each such AirTouch Systems (the "Roaming Agreement"). The Roaming Agreement will provide for an initial rate per billable minute of $0.40 for each party. On each anniversary of this agreement (each a "Reset Date") the roaming rate that the Home Carrier pays to the Serving Carrier (each as defined in the Roaming Agreement) shall be recalculated by multiplying the rate then in effect for such Home Carrier by a fraction, the numerator of which shall be the product of the total billable minutes (less all minutes attributable to fraud) of customers of the Home Carrier system roaming in the markets of the Serving Carrier during the twelve month period ending on the date that is twelve months prior to the Reset Date (the "Total Billable Minutes") multiplied by 1.1, and the denominator of which shall be the Total Billable Minutes of customers of the Home Carrier system roaming in the markets of the Serving Carrier during the twelve month period ending on the Reset Date, provided that in no event will the applicable roaming rate (i) be reduced on any given Reset Date by more than 10% or (ii) be increased.

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

          (b) CONTINUATION OF ROAMING AGREEMENTS. If this Agreement is terminated for any reason prior to the fifth anniversary of the Initial Effective Date (the "Five Year Date"), Operator and DCC agree that AirTouch may, if it so elects in its sole discretion, continue any or all of the Roaming Agreements entered into pursuant to Section 4(a) until the Five Year Date. Operator and DCC further agree that if Operator or DCC proposes to effect a Transfer (as defined below) prior to the Five Year Date that would result in a Change of Control of Operator's System, if AirTouch so elects in its sole discretion, such Transfer will be subject to the condition (which may not be waived) that the transferee assume and agree to perform any or all of the Roaming Agreements entered into pursuant to Section 4(a) and that any such Roaming Agreements continue until the Five Year Date notwithstanding any termination of this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF AIRTOUCH. AirTouch represents to Operator and DCC that:

          (a) ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to carry out its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder. It is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

          (b) AUTHORITY. This Agreement has been duly authorized by all necessary corporate action on the part of AirTouch. It has been duly executed and delivered by one of its duly authorized officers and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

          (c)  AUTHORIZATIONS AND CONSENTS: NO VIOLATION.

               (i) Neither its execution and delivery of this Agreement nor its performance hereunder will conflict with, or result in any breach or violation of any provision of any of its formative organizational or governance agreements; or constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, License or any mortgage, indenture, lease, agreement or other instrument by which it is bound or to which its properties are subject, except for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, materially adversely affect its ability to perform the obligations contemplated by this Agreement.

               (ii) No authorizations are required to be obtained from any governmental body with respect to its execution of this Agreement and its performance hereunder.

               (iii) Except as otherwise expressly stated herein, no consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar

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agreement or any material contract, agreement, License or instrument to which is a party with respect to its execution of this Agreement and its performance hereunder.

          (d) AGREEMENTS WITH THIRD PARTIES; EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Neither it nor any of its Affiliates is a party to any employment agreement or a party to or otherwise bound by any non-competition, non-solicitation or other similar agreement relating to the provision of Services or that would otherwise be inconsistent with the performance of its obligations under this Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF OPERATOR AND DCC. Each of Operator and DCC, jointly and severally, represent and warrant to AirTouch that:

          (a) ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to carry out its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder. It is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

          (b) AUTHORITY. This Agreement has been duly authorized by all necessary partnership or corporate action, as applicable, on the part of Operator and DCC. It has been duly executed and delivered by one of its duly authorized officers or partners and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

          (c)  AUTHORIZATIONS AND CONSENTS: NO VIOLATION.

               (i) Neither its execution and delivery of this Agreement nor its performance hereunder will conflict with, or result in any breach or violation of, any provision of any of its formative organizational or governance agreements; or constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, License or any mortgage, indenture, lease, agreement or other instrument by which it is bound or to which its properties are subject, except for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, materially adversely affect its ability to perform the obligations contemplated by this Agreement.

               (ii) No authorizations are required to be obtained from any governmental body with respect to its execution of this Agreement and its performance hereunder.

               (iii) No consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar agreement or any material contract, agreement, License or instrument to which is a party with respect to its execution of this Agreement and its performance hereunder.

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          (d)  AGREEMENTS WITH THIRD PARTIES; EMPLOYMENT AND NON-COMPETITION
AGREEMENTS. Neither it nor any of its Affiliates is a party to any employment agreement or a party to or otherwise bound by any non-competition, non-solicitation or other similar agreement relating to the provision of Services or that would otherwise be inconsistent with the performance of its obligations under this Agreement.

          (e) OWNERSHIP. DCC indirectly owns all of the outstanding equity in and voting interests of Operator. Operator will be the sole owner of all of the assets of Operator's System.

          (f) FCC AND OTHER GOVERNMENTAL REPORTS AND APPLICATIONS. All material reports, applications and other documents required to be filed with the FCC, Ohio PUC, and all other governmental or administrative authorities necessary for Operator to provide Services for all of the territory within Ohio RSA #2 have been filed and are accurate and complete in all material respects.

          (g) COVERAGE OF OPERATOR'S SYSTEM. On the Final Effective Date and continuously thereafter during the term of this Agreement, Operator shall design, construct and operate Operator's System such that the 32 dBu contours of Operator's System will cover at least eighty-five percent (85%) of the population within Operator's Service Area (the "Covered Territory"), which Covered Territory shall include, without limitation, the Ohio Turnpike (Interstates 80 and 90) and all other major interstate and state highways located within the Operator's Service Area and the towns of Tiffin, Sandusky, Fremont, Norwalk and Huron.

     7.   CONFIDENTIAL INFORMATION; NON-SOLICITATION.

          (a) Each of DCC, Operator and AirTouch will, and will cause its respective partners, shareholders, directors, officers, employees, and agents (collectively, when used with respect to any party, its "Representatives"), to keep secret and retain in strictest confidence, except as provided in
Section 7(b) hereof, any and all Confidential Information of the other party and will not distribute, disseminate or disclose such Confidential Information, and will cause its Representatives not to distribute, disseminate or disclose such Confidential Information, except to (i) any Representative of AirTouch or Operator on a "need to know" basis in connection with this Agreement or the operation of Operator's System, the AirTouch Systems (or the Affiliated Systems) and their respective businesses or (ii) to any lender to Operator or AirTouch on a "need to know" basis in connection with the financing of the Operator's System or the AirTouch Systems, and any such Person receiving Confidential Information pursuant to this Section 7(a) will use, and will cause its Representatives or lenders to use, such Confidential Information only for the benefit of DCC, Operator, AirTouch and the AirTouch Systems (or the Affiliated Systems) or for any other specific purposes for which it was disclosed to such party. All Confidential Information disclosed pursuant to this Agreement will remain the property of the Person whose property it was prior to such disclosure.

          (b) In the event that DCC, Operator, AirTouch or any Person to whom any of them transmits any Confidential Information becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, such Person will use its best efforts to provide AirTouch and Operator with prompt written notice prior to disclosure (not less than 24 hours) so that AirTouch, Operator, as applicable, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that DCC, Operator or AirTouch, as applicable, waives compliance with the provisions of Section 7(a), the Person who is compelled to disclose such Confidential Information will furnish only that portion of the Confidential Information which (based on the advice of counsel) it is legally required to disclose and will exercise its best efforts to obtain reliable assurance that protective treatment will be accorded the Confidential Information.

          (c) Upon termination of this Agreement, Operator, DCC and AirTouch will, and will cause their respective Representatives to, return to the appropriate party all documents that contain Confidential Information or, if the party so requests, cause such documents to be destroyed.

          (d) For purposes of this Section, "Confidential Information" means all confidential documents and information (including, without limitation, confidential commercial information and information with respect to customers and proprietary technologies or processes and the design and development of new products and services) concerning Operator, its Affiliates, Operator's System or the Systems owned by Operator's Affiliates, AirTouch, its Affiliates, the AirTouch Systems or the Affiliated Systems, furnished to or obtained by a party to this Agreement by or from the other parties or their Representatives (as such term is defined in Section 7(a) hereof) in connection with this Agreement or the operation of Operator's System, the Affiliated Systems or the parties' respective businesses, except to the extent that such information is (i) generally available to the public other than as a result of a breach by the receiving Person of the provisions of
Section 7 hereof; (ii) already in the possession of the receiving Person or its Representatives without restriction and prior to any disclosure pursuant to any of the terms of this Agreement; (iii) lawfully disclosed to the receiving Person or its Representatives by a third party who is free lawfully to disclose the same; or (iv) independently developed by the receiving Person or its Representatives without use of any Confidential Information obtained in connection with this Agreement or the operation of Operator's System, the Affiliated Systems or the parties' respective businesses.

          (e) Except as otherwise expressly stated herein, during the term of this Agreement, (i) neither DCC, Operator nor their respective affiliates will directly solicit, recruit, or otherwise encourage any person employed within Ohio or Michigan by AirTouch or its affiliates to leave his or her employment, and (ii) neither AirTouch nor its affiliates will directly solicit, recruit, or otherwise encourage any person employed within Ohio or Michigan by DCC, Operator or their respective affiliates to leave his or her employment.

     8.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY OPERATOR OR DCC. DCC and Operator jointly and severally will, to the fullest extent permitted by law, indemnify, defend and hold harmless AirTouch, its officers, directors, employees, agents and control Persons from any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") arising from claims by Persons other than AirTouch and its Affiliates and their respective officers, directors, employees, partners, agents and control Persons and which relate to the performance or non-performance of Operator or DCC of their respective duties or breach of their representations hereunder, except where such Losses are due to the negligence or willful misconduct of AirTouch, its partners, officers, directors, employees, agents and control Persons or where such Losses have been reimbursed to AirTouch directly by Operator's or DCC's insurer.

          (b) INDEMNIFICATION BY AIRTOUCH. AirTouch will, to the fullest extent permitted by law, indemnify, defend and hold harmless DCC and Operator, their partners, shareholders, officers, directors, employees, agents and control Persons from any and all Losses arising from claims by Persons other than Operator, DCC or their respective Affiliates and their respective officers, directors, employees, agents and control Persons and which relate to the performance or non-performance of AirTouch of its duties or breaches of its representations hereunder, except where such Losses are due to the negligence or willful misconduct of Operator or DCC, their shareholders, officers, directors, employees, agents and control Persons or where such Losses have been reimbursed to Operator directly by AirTouch's insurer.

          (c) THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the claim or action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires and promptly notifies the indemnified party in writing of such desire, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party will only have the right to retain its own counsel, with the fees, disbursements and other charges to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (based on the reasonable advice of counsel to the indemnified party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (provided that if such other party is the indemnifying party, the indemnifying party will not have the right to direct the defense of such action on the part of the indemnified party), (ii) the indemnified party has reasonably concluded (based on the reasonable advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party within a reasonable time after receiving notice of the claim or commencement of the action or (iv) the employment of counsel at the indemnifying party's expense by the indemnified party has been authorized in writing by the indemnifying party specifying that it will pay for such counsel. If, and only to the extent that, the failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action results in the forfeiture of substantive rights or defenses of the indemnifying party in such action, such failure will relieve such indemnifying party of liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. If the indemnifying party chooses to assume the defense of any claim or action hereunder, it will not, without the indemnified party's consent, consent to the entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief by the indemnified party or that does not include as an unconditional term thereof the giving by each claimant an unconditional release of the indemnified party from all liability.

     9.   TERM; TERMINATION.

          (a) TERM. The initial term of this Agreement will expire on the twentieth anniversary of the Execution Date. Thereafter, the term will automatically be extended for additional five-year periods unless either Operator or AirTouch makes a valid election not to renew this Agreement. An election not to renew will be valid only if in writing and delivered to the other at least one year prior to the expiration of the then current term.

          (b) TERMINATION BY OPERATOR. This Agreement may be terminated by Operator at any time following the occurrence of any of the following events:

               (i) a material breach of this Agreement by AirTouch which has not been cured within 90 days after Operator has delivered written notice to AirTouch of such breach;

               (ii)  a Change of Control of Operator's System;

               (iii) a termination of the Trademark License Agreement;

               (iv) dissolution, liquidation or winding-up of AirTouch unless an Affiliate of AirTouch or of AirTouch Communications, Inc. (or any successor thereto whether by merger, spin-off or otherwise) assumes AirTouch's obligations hereunder;

               (v) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of AirTouch in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating AirTouch bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of AirTouch under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of AirTouch or of any substantial part of its property;

               (vi) the commencement by AirTouch of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of AirTouch in any involuntary case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or other similar official of AirTouch or any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

               (vii) the suspension, revocation, or surrender of the FCC License for any Service Area adjacent to Ohio RSA #2 which are currently held by AirTouch (unless such suspended, revoked or surrendered FCC License is properly thereafter awarded to AirTouch or a Permitted Assignee of AirTouch hereunder, as defined in Section 12(e)(ii) below) or the sale or other disposition of such FCC License to a Person other than AirTouch or a Permitted Assignee of AirTouch hereunder (unless the right to use the Brands are transferred to such Person in connection with such sale or other disposition).

          (c) TERMINATION BY AIRTOUCH. This Agreement may be terminated by AirTouch at any time following the occurrence of any of the following events:

               (i) a payment default which has not been cured within 60 days or other material breach of this Agreement by Operator or DCC which has not been cured within 90 days after AirTouch has delivered written notice to the breaching party of such breach;

               (ii) failure to comply with any Performance Standard within 60 days of the date specified in any notice delivered under Section 2(d) with respect to any Network Performance Standard, or within 30 days of the date specified in any notice delivered under Section 2(d) with respect to any Customer Service Standard, provided that this Section 9(c)(ii) shall apply only to Performance Standard failures that do not require the involvement of an outside vendor to be remedied, and further provided that notwithstanding the date for performance set forth in any notice delivered under Section 2(d), Operator shall commence corrective action to remedy any such failure as soon as possible after receiving notice thereof from AirTouch and shall proceed with due diligence to completion;

               (iii) failure to comply with any Performance Standard within 90 days of the date specified in any notice delivered under Section 2(d) with respect to any Performance Standard failure that requires involvement of an outside vendor to be remedied, provided that notwithstanding the date for performance set forth in any notice delivered under Section 2(d), Operator shall commence corrective action to remedy any such failure as soon as possible after receiving notice thereof from AirTouch and shall proceed with due diligence to completion;

               (iv)   termination of the Trademark License Agreement;

               (v)    dissolution, liquidation or winding-up of Operator;

               (vi) the suspension, revocation or other loss of, or surrender, sale or other disposition of Operator's FCC License for all or any material portion of Operator's Service Area;

               (vii) Operator's failure to consent to any revised Performance Standard;

               (viii) the occurrence of any event which is, or after notice or passage of time or both would be an "event of default" under any material debt of Operator or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt by Operator, whether such debt now exists or will hereafter be created, provided that such event will not permit termination hereof unless either (A) such event will remain uncured at the earlier of the end of any cure period available under the applicable loan agreement or other instrument or six months from the first occurrence thereof or (B) the lender, obligee or other beneficiary will assert any remedies under the applicable loan agreement or other instrument;

               (ix) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Operator in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or
          (B) a decree or order adjudicating Operator bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Operator under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or other similar of official of Operator or of any substantial part of its property;

               (x) the commencement by Operator of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Operator in any involuntary case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or other similar of official of Operator or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or its failure to pay its debts generally as they become due;

               (xi)   a Change of Control of Operator's System;

               (xii) the acquisition and operation by AirTouch or its Affiliate of Control of a System operating in the Ohio RSA #2; or

               (xiii) the failure of Operator to build out and operate Operator's System in strict compliance with in Section 6(g) above.

          (d) For purposes of this Section 9, a "Change of Control" of Operator's System will be deemed to have occurred at such time as: (i) DCC no longer beneficially owns directly or indirectly (whether as a result of merger, consolidation, sale, assignment, lease or otherwise, in one transaction or series of related transactions) equity of Operator constituting a majority of the outstanding equity in and voting interests of Operator, (ii) any Person other than DCC, or group of Persons acting in concert, acquires beneficial ownership, directly or indirectly, of 50% or more of the outstanding equity in or voting interests of Operator or DCC or
(iii) Operator sells or otherwise disposes of (including, without limitation in connection with the formation of a joint venture that is not controlled by
DCC) all or substantially all of the assets of Operator's System (including, without limitation in connection with the sale or other disposition of all or substantially all of the assets of Operator).

     10. FUTURE SALE OF OHIO RSA #2. In the event that (i) Operator proposes to transfer, sell, assign or otherwise dispose of all or substantially all of the assets of Operator's System, including but not limited to any transfer of its FCC License for Operator's Service Area, or (ii) DCC proposes to transfer, sell, assign or otherwise dispose of directly or indirectly, a majority of the outstanding equity in or voting interests of DCC or Operator (the transactions referred to in clauses (i) and (ii) being referred to as a Transfer), other than (x) a Transfer to an Affiliate of DCC, (y) a Transfer resulting from a Change of Control of Operator's System as a result of the circumstances set forth in subsection 9(d)(ii) with respect to DCC or (z) a Transfer in connection with the direct or indirect sale by DCC and/or Operator to a single purchaser of the Operator's System and Cellular Systems for two or more other metropolitan or rural service areas, the following will apply:

          (a) DCC and/or Operator will send a written notice of the proposed Transfer (a "Transfer Notice") to AirTouch, which notice will describe the assets or equity securities (the "Interest") proposed to be Transferred.

          (b) During the 20-day period following delivery of the Transfer Notice to AirTouch, Operator will not contact or initiate discussions with (or entertain any approach from), or conduct negotiations with any Person other than AirTouch with respect to any Transfer of the Interest.

          (c) AirTouch will have 20 days from its receipt of the Transfer Notice to deliver to Operator its written offer to purchase the Interest subject to the Transfer Notice (a "AirTouch Offer").

          (d) If AirTouch makes an AirTouch Offer, DCC or Operator as applicable will have the right to accept or reject the AirTouch Offer. If DCC or Operator as applicable accepts the AirTouch Offer, the Interest will be transferred to AirTouch subject to the terms and conditions contained in the AirTouch Offer. If DCC or Operator rejects the AirTouch Offer, DCC or Operator, as applicable, will be free to Transfer the Interest during the 12-month period after the date of the Transfer Notice to any other Person for consideration having a fair market value that is no less than the fair market value of the consideration set forth in the AirTouch Offer.

          (e) If AirTouch does not make an AirTouch Offer, DCC or Operator, as applicable, will be free to Transfer the Interest during the 12-month period after the date of the Transfer Notice to any other Person without limitation as to the amount of the consideration paid in respect of the Transfer.

     11. ACQUISITION OF ADDITIONAL SYSTEMS. If DCC or any of its Affiliates acquires or obtains Control of any System that is adjacent to a System controlled by DCC or any of its Affiliates and that is subject to an affiliation agreement with AirTouch or any of its Affiliates (a "Future System"), AirTouch and its Affiliates shall have an option to enter into an affiliation agreement with DCC or its Affiliate (including a trademark license agreement and a roaming agreement) with respect to such Future System having substantially the same terms and conditions as this Agreement.

     12.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement will be in writing and will be deemed to have been duly given to any party (i) when delivered personally (by courier service or otherwise), (ii) when delivered by telecopy and confirmed by return telecopy, (iii) on the business day after the date sent by a nationally recognized overnight courier service, or (iv) seven days after being mailed by first-class, registered or certified mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

          If to DCC/Operator:

          Dobson Communications Corporation
          13439 N. Broadway Extension
          Oklahoma City, OK 73114
          Attention: Everett Dobson, President

          With a copy to:

          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, RI 02903
          Attention: Joseph A. Kuzneski, Jr., Esquire

          If to AirTouch:

          AirTouch Cellular
          Legal Department
          5175 Emerald Parkway
          Dublin, OH 43017

          With a copy to:

          AirTouch Communications, Inc.
          Legal Department
          One California Street
          San Francisco, CA 94111
          Attention: Vice President - Legal

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance with this Section 11(a).

          (b) GOVERNING LAW. This Agreement will be governed by Ohio law without regard to the conflicts of laws principles thereof.

          (c) AMENDMENTS. Except as provided herein, this Agreement may be modified or amended only by an instrument in writing signed by the parties hereto.

          (d) ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, understandings, offers and negotiations, oral or written, with regard to the subject matter hereof In the event of any conflict between the terms of this Agreement and the terms of the Trademark License Agreement, the terms of the Trademark License Agreement shall control.

          (e)  ASSIGNMENT: SUCCESSORS AND ASSIGNS.

               (i) Except as set forth in subsection 12(e)(ii) below, no party will be entitled to sell, assign, or transfer this Agreement or any right or obligation hereunder without the written consent of the other party.

               (ii) AirTouch may assign this Agreement to any Affiliate of AirTouch or of AirTouch Communications, Inc. or any successor thereto whether by merger, spin-off or otherwise (such Affiliates and successors are sometimes individually and collectively referred to herein as a "Permitted Assignee"). Operator may assign this Agreement to any Affiliate of DCC in connection with the transfer, sale, assignment or other disposition of all or substantially all of the assets of Operator's System (including Operator's FCC License for Operator's Service Area) to such Affiliate and may assign its rights under this Agreement to any lender as collateral security for financing provided to Operator or DCC. If this Agreement is assigned by AirTouch or by Operator in accordance with the provisions of this subsection 12(e)(ii), the assignor will be released from its obligations hereunder upon, and to the extent of, the assumption of such obligations by the assignee. In the event all of AirTouch's prospective obligations hereunder are assumed by an assignee, all references herein to AirTouch will be deemed references to the Person that assumes the prospective obligations of AirTouch hereunder after the date of such assumption and in the event all of Operator's prospective obligations hereunder are assumed by an Affiliate of DCC all references herein to Operator will be deemed references to the Affiliate of DCC that assumes the prospective obligations of Operator hereunder after the date of such assumption; each such assignee shall be required to execute and deliver a counterpart of this Agreement as of the date of the assignment and shall be deemed to have made the representations and warranties of its assignor contained herein as of the date thereof.

               (iii) Subject to subsections (i) and (ii) above, all rights and duties of the parties hereunder will inure to the benefit of their respective successors and assigns.

          (f) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (unless such prohibition on unenforceability materially alters the intent of the parties or the relative economic benefits of the parties, in which case the materially affected party will have the right to terminate this Agreement), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument, and will become effective when one counterpart has been signed by each of the parties hereto and delivered, via facsimile transmission or otherwise, to the other party.

          (h) THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to, or will, confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (i) WAIVER. The observance of any term of this Agreement may be waived only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by any party of any default with respect to any provision, condition or requirement hereof will be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof.

          (j) SETOFF. AirTouch and Operator will have the right to set off any amounts it would otherwise be required to remit to the other under this Agreement or otherwise against amounts due to it hereunder.

          (k) NO AGENCY OR OTHER RELATIONSHIP. Neither Operator nor DCC will have any authority, express or implied, to act as an agent of AirTouch, the Affiliated Systems or any of their respective Affiliates for any purpose; and AirTouch will have no authority, express or implied, to act as agent of Operator or DCC or their respective Affiliates. Further, nothing in this Agreement will be construed to create a partnership, agency, reseller, franchise or other relationship between the parties, or to make either party liable for any debts or obligations incurred by the other.

          (l)  INSURANCE.

               (i) REQUIREMENTS. Operator will procure, and will maintain in full force and effect, at Operator's expense, an insurance policy or policies protecting Operator against any demand or claim with respect to personal injury, death or property damage, or any loss, liability, or expense whatsoever arising or occurring upon or in connection with Operator's business, the minimum forms and amounts of which are set forth in EXHIBIT D. All insurance policies must provide for severability of interest or cross liability; designate AirTouch and its partners, officers, directors, employees and agents as additional insureds (except workers' compensation); provide that such insurance is non-contributing primary coverage with respect to all insureds; and contain a waiver of subrogation.

               (ii) CERTIFICATES OF INSURANCE. On or before the Initial Effective Date and thereafter at least 30 days prior to the expiration of any such policy or upon the request of AirTouch, Operator shall deliver to AirTouch certificates of insurance evidencing the proper coverage with limits not less than those required hereunder. All certificates will expressly provide that not less than 30 days' prior written notice shall be given AirTouch in the event of material alteration to, or cancellation of, the coverages evidenced by such certificates.

          (m) DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement or any breach, termination or claim of invalidity of this Agreement will be resolved as follows:

               (i) The dispute shall first be referred to the president of Operator or DCC, as applicable, and AirTouch's general manager for the Great Lakes Region (or their respective designees). Such Persons will confer in an attempt to reach a resolution.

               (ii) Any dispute which is not resolved by such Persons (other than a dispute, controversy, or claim arising out of or in connection with the exercise by any party of its right to approve or consent to any action under this Agreement, which will not be appealable to, or reviewable by, any court or arbitrator) within 30 days of referral of such dispute shall be resolved by binding arbitration. To the fullest extent permitted by law, the arbitration will be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) and under the Commercial Rules of the American Arbitration Association ("AAA"), and not the law of any state relating to procedure. The arbitration shall be administered by the AAA and, notwithstanding Rule 11 of the AAA Commercial Rules or any other rule, the locale of the hearing will be held in Dublin, Ohio, unless all parties to the arbitration agree to a different locale. A single neutral arbitrator will preside over the arbitration and decide the dispute, controversy or claim. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and in this connection furnish such documents and make available such of their respective personnel as the arbitrator may request. Any controversy concerning whether an issue is arbitrable will be determined by the arbitrator. The arbitrator will have the power to set discovery limits, to award specific performance, and to affirm or reject the exercise of termination rights, but will not have the authority to award damages other than actual damages. The decision of the arbitrator will be binding and nonappealable. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrator will render a decision within 90 days after accepting an appointment to serve as arbitrator unless the parties otherwise agree or the arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

          (n) EQUITABLE RELIEF. The parties agree that notwithstanding anything to the contrary contained herein, any party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claim.

          (o) ATTORNEYS' FEES. The "non-prevailing party" in any arbitration conducted hereunder (as determined by the arbitrator) will pay all costs and expenses incurred by the "prevailing party" in preparing for and conducting the arbitration. If a party commences an action in court against another party with respect to this Agreement, then the prevailing party in such action (including appeals) will be entitled to an award of reasonable costs and expenses of litigation, including attorneys' fees, to be paid by the non-prevailing party. In the event the parties settle a dispute, no party will be deemed a "prevailing party."

          (p) FURTHER ASSURANCES. Each party hereto agrees to cooperate with the others, and to take all such actions and execute, acknowledge and deliver any and all additional papers, documents and other assurances, as are reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties.

          (q) FORCE MAJEURE. Neither Operator nor AirTouch will be liable or deemed to be in default for a delay in or failure of performance of its obligations, that results from any of the following causes beyond the reasonable control of such party: strikes, work stoppages, shortages of equipment, supplies or energy, malfunction or breakdown of a third Person's equipment or telecommunications network, war, insurrection, acts of God or the public enemy, or governmental action (whether in its sovereign or contractual capacity). Any delay resulting from any such cause will extend performance accordingly or excuse performance, in whole or in part, for such time as may be reasonable; provided, however, that (i) such causes will not excuse payment of any amounts due or owed at the time of such occurrence or thereafter, (ii) the party asserting any such cause will promptly commence and diligently pursue action to remedy its inability or failure to perform hereunder, and (iii) in no event will such causes extend or excuse performance for more than 120 consecutive days. If such failure of performance has not been cured by the end of such 120 day period, the other party may terminate this Agreement without further notice. Any party asserting this Section 11(q) will promptly notify the other parties of the occurrence and nature of any such cause and will thereafter regularly inform the other parties of the progress of actions to remedy its inability or failure to perform hereunder.

          (r) OPERATOR RESPONSIBILITY. Operator will be solely responsible for any and all costs, expenses, taxes and other liabilities incurred in connection with its operations.

          (s)  COVENANTS AND ACKNOWLEDGMENTS.

               (i) LEGAL COMPLIANCE. Operator agrees to comply with all applicable laws and regulations, including but not limited to the rules and regulations promulgated by the FCC under the Communications Act of 1934, as amended, and to obtain and maintain all appropriate government Licenses necessary to the operation of Operator's System. Operator agrees to notify AirTouch in writing within five days after Operator becomes aware of the commencement of any action, suit or proceeding, or of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which could have a material effect on the operations of the Affiliated Systems or the operations or financial condition of Operator.

               (ii) NO WARRANTY. AirTouch expressly disclaims the making of, and Operator acknowledges that it has not received from AirTouch or any Person acting on AirTouch's behalf, any warranty or guarantee, express or implied, as to the extent of the market for Products or Services, or the earnings or success resulting from Operator's operation of Operator's System pursuant to this Agreement, or any representation, inducement, promise or agreement, orally or otherwise, respecting this Agreement, which is not set forth herein.

               (iii) TELECOMMUNICATIONS ACT. Operator agrees not to take any actions that would, in the reasonable judgment of AirTouch, cause Operator, AirTouch, or any of their respective Affiliates to be in violation of the Telecommunications Act of 1996, as amended.

               (iv) NO OTHER DUTIES. DCC and Operator acknowledge and agree that AirTouch will have no duties to Operator in the course of performance of this Agreement except as specifically provided herein.

               (v) NO PROMISE OF RENEWAL. DCC and Operator acknowledge that the term of this Agreement is set forth in Section 9(a) hereof with no promise or representation as to the renewal thereof or the execution of a new Agreement.

          (t) SURVIVAL. The provisions of Sections 4 and 7 will survive the termination or expiration of this Agreement without limitation except as provided therein. All indemnities and payment or reimbursement obligations made hereunder will survive the termination or expiration of this Agreement until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified, paid or reimbursed, as the case may be.

          (u) EFFECTIVENESS. Except as otherwise expressly stated herein, the provisions of this Agreement shall become effective as of the Execution Date.

          (v) EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

          (w) INCOME TAXES. Each party to this Agreement shall be responsible for paying its own federal, state and local income taxes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              DOBSON COMMUNICATIONS CORPORATION,
                              an Oklahoma corporation


                              By /s/ Everett R. Dobson
                                ----------------------------------------------
                              Its Chief Executive Officer
                                 ---------------------------------------------


                              DOBSON CELLULAR OF SANDUSKY, INC.,
                              an Oklahoma corporation

                              By /s/ Everett R. Dobson
                                ----------------------------------------------
                              Its Chief Executive Officer
                                 ---------------------------------------------


                              NEW PAR, d/b/a AIRTOUCH CELLULAR,
                              a Delaware general partnership

                              By: AirTouch Cellular of Michigan
                              Its: General Partner


                              By /s/ Terry A. Tindel
                                ----------------------------------------------
                              Its EVP - Eastern Region
                                 ---------------------------------------------

                                   EXHIBIT A

                      Form of Trademark License Agreement

                          TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), dated as of
____________, 1998, is between AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("Licensor") and DOBSON CELLULAR OF SANDUSKY, INC., an Oklahoma corporation ("Licensee").

                                  WITNESSETH:

     WHEREAS, Licensor is the owner of state and federal trademark applications for the marks AIRTOUCH and AIRTOUCH DESIGN, as defined below;

     WHEREAS, New Par, a Delaware general partnership, d/b/a AirTouch Cellular, a wholly owned subsidiary of Licensor, Dobson Communications Corporation, an Oklahoma corporation, and Licensee, have entered into an Affiliation Agreement dated as of August 28, 1998 (the "Affiliation Agreement") pursuant to which Operator's System will offer Services (each as defined in the Affiliation Agreement) exclusively under the Licensed Marks, as defined below;

     WHEREAS, Licensor believes that Licensee provides high quality goods and services and further believes that Licensee will continue providing high quality goods and services under the Licensed Marks; and

     WHEREAS, Licensor wishes to license to Licensee, and Licensee wishes to obtain from Licensor, the right to use certain trademarks subject to the restrictions stated below;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, the parties hereto agree as follows:

I.   DEFINITIONS

     A. "LICENSED MARKS" means the trade name, "AirTouch Cellular", the AIRTOUCH mark, and the AIRTOUCH DESIGN mark, as described in attached
          Exhibit 1.

     B. "PRODUCTS" means subscriber equipment offered for sale or lease and any goods and other property ancillary thereto.

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     C. "SERVICES" means commercial mobile radio services provided by Systems (as defined in the Affiliation Agreement), including, without limitation, voice and data transport, and the services ancillary thereto.

     D. "TERRITORY" means the rural service area designated by the FCC as Ohio Cellular Market No. 2 (Ohio RSA #2).

II. LICENSE GRANT

     A. SCOPE. Effective as of the date hereof and subject to the terms and conditions of this Agreement, Licensor grants to Licensee a royalty-free, nonexclusive, nontransferable, revocable license to use the Licensed Marks in connection with the Products and Services and the sale and marketing of the Products and Services in the Territory. Licensor retains the right to concurrently use or license others to use the Licensed Marks in the Territory in connection with any goods and/or services. Licensee is expressly prohibited from adopting a corporate or partnership name that includes, or would be confusingly similar to, the Licensed Marks. Licensee may, only if required by Ohio law, file a fictitious business name statement using the words AirTouch Cellular, but agrees to cancel and/or withdraw such filing when this Agreement ends or is terminated.

     B. QUALITY CONTROL. All uses of the Licensed Marks must appear identical in substance to the Licensed Marks as they appear in Exhibit 1 and the Manual as defined below. Licensee shall employ the guidelines stated in the attached "Corporate Identity Program" (the "Manual"), and any other reasonable standards that Licensor may adopt from time to time and of which Licensee has been notified, when preparing any materials in which the Licensed Marks are displayed. Prior to adopting any use of the Licensed Marks, including without limitation, the use of the Licensed Marks on documents, including packaging and labels of any kind, Licensee shall deliver, at its own expense, one sample of each manner in which the Licensed Marks are to be used to: Trademark Counsel, AirTouch Communications, Inc., One California Street, 21st Floor, San Francisco, CA 94111 ("AirTouch Quality Control"). For purposes of this Agreement, a sample of a document means the document itself, and a sample of a Product means either the Product or a very clear photograph of the Product. AirTouch Quality Control shall have ten business days from the date it receives the samples to approve or disapprove of the sample, unless otherwise mutually agreed. The

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

          method of delivery shall be by overnight mail and the samples shall be deemed received the next working day after Licensee sends them. In the event that AirTouch Quality Control disapproves any sample, then Licensee shall not employ that sample and shall immediately destroy all other like samples, copies, and any other media bearing the disapproved manner of use of the Licensed Marks.

     C. RIGHT TO INSPECT. In addition to the foregoing, representatives of Licensor shall have the right, at all reasonable times, to inspect the manner in which Licensee uses the Licensed Marks and the quality of the Products on which the Licensed Marks are affixed. Such inspection may, at the election of Licensor, be by personal visit to Licensee or by written request for information or samples. If the inspection is by request for samples, then the entity conducting the inspection shall reimburse Licensee for the cost of shipping said samples. Licensee agrees to cooperate with such inspections. In the event that Licensor determines that one or more manners in which Licensee uses the Licensed Marks are inconsistent with the Manual or other standards adopted by Licensor and of which Licensee has notice, or that the quality of any of the Products on which the Licensed Marks are affixed is not consistent with maintaining the goodwill inherent in the Licensed Marks, then Licensor shall so notify Licensee, and Licensee shall immediately cease use of any such disapproved usage of the Licensed Marks and shall destroy all copies, samples and other media that bear the disapproved usage. Within thirty (30) days after notice from Licensor that a particular usage has been disapproved, Licensee shall certify in writing to the person providing the notice that Licensee has destroyed all media that bear said usage.

     D. RECOGNITION OF OWNERSHIP. Licensee recognizes Licensor's title to the Licensed Marks, and shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Licensed Marks or the goodwill inherent in said Licensed Marks. It is understood that Licensee shall not acquire and shall not claim any title to the Licensed Marks adverse to Licensor by virtue of the license granted herein, or through Licensee's use of said Licensed Marks, it being the intention of the parties that all use of the Licensed Marks by Licensee shall at all times inure to the benefit of Licensor. Licensee is estopped from challenging the validity of the Licensed Marks or from setting up any claim adverse to Licensor.

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     E. SALES OUTSIDE TERRITORY. Licensee agrees not to sell any Products bearing the Licensed Marks with knowledge that such products are to be resold outside the Territory. Such sales shall constitute a breach of this Agreement if made with Licensee's knowledge. If Licensee learns of any such sales, it shall use its best efforts to obtain possession of said Products and to prevent such sales in the future, including refusing to sell Products bearing the Licensed Marks to the persons or entities responsible for the resale outside the Territory.

III. INFRINGEMENTS

     A. INFRINGEMENT BY OTHERS. Licensee shall review regularly the market for Products and Services in the Territory and shall inform Licensor promptly of any possible infringement of, or unfair competition affecting, the Licensed Marks which comes to the attention of Licensee. In the event affirmative action is taken against any such possible infringement or act of unfair competition, Licensee agrees to assist, in whatever reasonable manner is requested, and at the expense of the requester. Recovery of damages resulting from any such action shall be solely for the account of Licensor. Licensee shall have no right to initiate any action to defend the Licensed Marks.

     B. ACTIONS AGAINST LICENSEE OR LICENSOR. Should either party be involved as a defendant in judicial action under the trademark laws or with regard to an act of unfair competition in the Territory with regard to the Licensed Marks, the parties agree to cooperate with each other to the greatest possible extent in defending such an action.

IV.  TERM AND TERMINATION

     A. TERM. This Agreement will have an initial term of twenty 20 years from the date hereof. Thereafter, the term will automatically be extended for additional five-year periods unless either party makes a valid election not to renew this Agreement. An election not to renew will be valid only if in writing and delivered to the other party at least one year prior to the expiration of the then current term. In the event of a termination under this Paragraph, Licensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     B. OPTIONAL TERMINATION. If Licensee fails to use one or more of the Licensed Marks in the Territory within any given term that this Agreement is in effect, then Licensor may, in its sole discretion, terminate this Agreement as to the unused Licensed Mark or Marks. In the event of a termination under this Paragraph, Licensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

     C. TERMINATION FOR UNAUTHORIZED USE. If Licensee uses the Licensed Marks for purposes other than the sale of Products and Services or promoting the sale of Products and Services within the Territory or if Licensee fails to use the Licensed Marks in accordance with Section II above or any other requirements of this Agreement, then Licensor shall notify Licensee of such failure by written notice sent by overnight courier or facsimile, including a detailed statement of the improper use. If Licensee fails to correct such improper use within ten (10) days after the date of such notice, then Licensor may seek an injunction to compel Licensee to discontinue the specific unauthorized use of the Licensed Marks and/or terminate this Agreement by written notice sent by overnight courier or facsimile to Licensee. In the event of such termination, Licensee shall immediately cease implementation of any new or expanded uses of the Licensed Marks and shall discontinue existing uses of the Licensed Marks in accordance with the procedure stated in Paragraph IV E below.

     D. TERMINATION OF AFFILIATION AGREEMENT. If the Affiliation Agreement terminates in accordance with the terms and conditions thereof, then Licensor may, in its sole discretion, provide written notice of termination of this Agreement sent by overnight courier or facsimile. The provisions of Paragraph IV E below shall govern Licensee's transition away from the Licensed Marks.

     E. PROCEDURE UPON TERMINATION; LICENSED MARKS REMOVAL PERIOD. Upon termination of this Agreement pursuant to Paragraphs IV A through D above, Licensee shall have three months in which to remove the Licensed Marks from all advertisements, packaging, labels or other documentation created by Licensee. Within six months after termination of this Agreement pursuant to Paragraphs IV A through D above, Licensee shall remove the Licensed Marks from all Products and any other tangible items on which the Licensed Marks have been affixed

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

          or used by Licensee. At the end of each such period, Licensor shall be allowed reasonable access to Licensee's premises to observe and inspect to insure that Licensee is in compliance with the above requirements and that the Licensed Marks are no longer in use. Continued use of the Licensed Marks beyond the above specified removal periods shall constitute infringement of the Licensed Marks by Licensee and shall give rise to Licensor's remedy of specific performance in accordance with Paragraph IV F. Licensee shall not adopt any trade name, trademarks, or service marks that are confusingly similar to the Licensed Marks in the event of termination of this Agreement. Licensee may not, after termination of this Agreement, use the Licensed Marks in any manner, including without limitation, indicating that Licensee was formerly called "AirTouch" or "AirTouch Cellular."

     F. LICENSOR'S REMEDY OF SPECIFIC PERFORMANCE. Licensee acknowledges that its failure to cease use of the Licensed Marks in accordance with the provisions of this Agreement after termination hereof will result in immediate and irreparable harm to Licensor for which there is no adequate remedy at law. Licensor shall be entitled to bring an action or proceeding for specific performance, injunctive relief and/or other equitable relief to compel Licensee to discontinue the infringement of the Licensed Marks, to cease and desist all unauthorized use of the Licensed Marks, to take all affirmative acts necessary to ensure discontinuance of use of the Licensed Marks after termination of this Agreement, and to obtain such relief as may be necessary and proper.

     G. BREACH. If Licensee breaches any provision of this Agreement, Licensor may immediately give written notice of intention to terminate within thirty days after the date of the notice, and, unless Licensee notifies Licensor in writing of a correction of such breach within said period, this Agreement shall automatically terminate at the expiration of the thirty day notice period. Licensor may inspect Licensee's premises during the period sixty to ninety days after this Agreement has terminated to ensure that Licensee is no longer using the Licensed Marks. Licensor retains all of its rights and remedies to prevent Licensee from continuing to use the Licensed Marks after termination of this Agreement due to breach.

     H. NO DAMAGES. Notwithstanding any other provision in this or any other agreement between the parties, should this Agreement be terminated for

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

          any reason, neither party shall be able to claim from the other party any actual, consequential or incidental damages.

     I. CONTINUING OBLIGATIONS. Termination of this Agreement for any reason shall not affect those obligations which, from the context hereof, are intended to survive termination of this Agreement.

     J. NO WAIVER. Any waiver by either party of a breach of any term or condition of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other term or condition thereof.

     K. ATTORNEYS' FEES. The prevailing party in any action arising under this Agreement shall be entitled to collect its reasonable attorneys' fees from the non-prevailing party. In the event that any such action is resolved by a settlement agreement, then neither party shall be deemed the "prevailing party" and each party shall be responsible for its own attorneys' fees. In the event of bankruptcy of one of the parties hereto, the attorneys' fees of the nondebtor party, incurred in dealing with a bankruptcy, shall be considered actual pecuniary loss under 11 USC section 365(b)(1).

V.   MISCELLANEOUS

     A. PARAGRAPH HEADINGS. The paragraph headings are for convenience only and shall not be deemed to affect in any way the language of the provisions to which they refer.

     B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to choice of law provisions. Selection of California law as the governing law shall not be deemed to invoke any provision of California law which would not otherwise be applicable to the relationship contemplated hereunder. All actions arising under this Agreement, including without limitation, actions regarding the interpretation or breach of the Agreement, shall be brought in the federal or state courts of California.

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     C. NOTICES. All notices or other communications hereunder to Licensor, except as otherwise specified above, shall be sent to:

          AirTouch Communications, Inc.
          Legal Department
          One California Street, 21st Floor
          San Francisco, CA 94111
          Attn:  Trademark Counsel

          and if to Licensee, shall be sent to:

          Dobson Communications Corporation
          13439 N. Broadway Extension
          Oklahoma City, OK 73114
          Attention: Everett Dobson, President

          with a copy to:

          Edwards & Angell
          2700 Hospital Trust Tower
          Providence, RI 02903
          Attention: Joseph A. Kuzneski, Jr.

          Any such notice or communication shall be in writing and shall be deemed to have been received on the day of delivery if sent via facsimile with confirmation of valid transmission, or after seven calendar days from mailing if sent via certified mail, postage prepaid or on the next business day if sent by overnight courier. Either party may designate a new address to which notices or other communications may be sent by giving notice to the other party.

     D. SEVERABILITY. If any provision of this Agreement shall be held illegal or invalid by any court, this Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein, and this Agreement shall be deemed an agreement of the parties to the full extent permitted by law. If any provision shall be declared invalid or unenforceable because of its breadth, scope or duration, such provision shall be severed from the rest of this Agreement, and the remaining portions of the Agreement shall remain valid and enforceable.

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     E. ASSIGNABILITY. Licensee may not assign or sublicense any of its rights or delegate any of its duties under this Agreement. Any attempted assignment, sublicense, or delegation by Licensee shall be null and void.

     F. COMPLETE AGREEMENT. This Agreement, together with the Affiliation Agreement, embodies all of the terms and conditions of the agreement between the parties with respect to the matters set forth herein. There are no statements, terms, conditions, representations, or warranties which have not been embodied herein.

     G. MODIFICATIONS. This Agreement may not be modified or amended, except in a writing signed on behalf of both parties by their duly authorized representatives which refers specifically to this Agreement.

     H. FORCE MAJEURE. Neither party shall be in default under this Agreement by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, and regulations, delays in transit or delivery, or any fault beyond its control or without its fault or negligence.

     I. WAIVER. The failure of either party at any time to require performance of any provision of this Agreement by the other party shall not be deemed a waiver and shall not deprive that party of its full right to require such performance in a particular instance or at any other time. Any waiver must be in a writing executed by a duly authorized representative of the waiving party.

     J. DISPUTE RESOLUTION. Any dispute regarding this Agreement, including without limitation, the interpretation, performance, or termination of this Agreement, shall be handled pursuant to the dispute resolution provisions contained in the Affiliation Agreement.


                          SIGNATURE ON FOLLOWING PAGE

                          TRADEMARK LICENSE AGREEMENT
------------------------------------------------------------------------------

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first set forth above.

LICENSOR:

AirTouch Communications, Inc.



By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------




LICENSEE:

Dobson Cellular of Sandusky, Inc.



By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------

                           EXHIBIT 1 -- LICENSED MARKS

1. The AIRTOUCH mark referred to in Paragraph I A above shall be used only in the following manner:

                          AIRTOUCH-TM- or AirTouch-TM-

Licensee must use fonts from the Times or Univers families when this mark is used on Products or in advertising for Products.

2. The AIRTOUCH DESIGN mark referred to in Paragraph IA above shall conform to the Manual referred to in Paragraph II B above. Licensee shall always place the letters "TM" as a superscript directly behind the letter "H" in the AIRTOUCH DESIGN or such other designation as Licensor may direct. Licensee may not vary the typeface, spacing, or general structure or configuration of the AIRTOUCH DESIGN mark. Licensee may employ different sizes of the AIRTOUCH DESIGN mark so long as those different sizes conform the Manual. Use of color in connection with the AIRTOUCH DESIGN must also conform to the Manual.

3. The "AirTouch Cellular" trade name referred to in Paragraph I A above shall be used on in the following manner:

                   AIRTOUCH CELLULAR or AirTouch Cellular

Licensee must use fonts from the Times or Univers families when this trade name is used on Products or in advertising for Products.

4.   Licensee acknowledges that the Licensed Marks as described in this
Exhibit 1 may be modified, discontinued or altered from time to time by Licensor, at Licensor's sole discretion. Licensor shall notify Licensee in writing of any such changes in the Licensed Marks and Licensee agrees to comply with the changes set forth in such notice within the guidelines established therein.

                                   EXHIBIT B


                         NETWORK PERFORMANCE STANDARDS


A.   ANALOG SERVICE.


DROPPED CALLS:

     On an annual basis, dropped calls as a percentage of total completed calls (system wide) must not exceed 2% as measured on a bouncing (sigma) busy hour basis.

BLOCKED CALLS:

     On an annual basis, blocked calls as a percentage of total call attempts (system wide) must not exceed 2% as measured on a bouncing (sigma) busy hour basis.

SYSTEM AVAILABILITY:

     System availability must not drop below 99% as measured by the following equation on an annual basis:

     The amount of time that each sector is up, in minutes, is added together. That number is divided by the number of sectors, times 60 minutes per hour, times 24 hours per day, times 100. This equates to system availability as a percentage of total minutes in a day.

VOICE QUALITY: (No voice quality standards available for system design at this time)

MINIMUM PLANS, PRODUCTS, FEATURES AND SERVICES:

     Voice transport, Call forwarding, Call waiting, Conference calling, Automatic call delivery to roaming customers, Voicemail, Intersystem handoff with all adjacent Systems.

FRAUD CONTROL

     Operator will use authenticatable subscriber and network equipment and will ensure that only authenticatable subscriber equipment is offered through the direct and indirect distribution channels controlled by Operator

B.   DIGITAL SERVICE.

TECHNOLOGY: CDMA - The System (vendor) selected will provide industry standard features functionally compatible with features and services provided on the AirTouch Systems adjacent to the Ohio RSA #2. This includes intersystem handoff, call delivery, short messaging service, etc. The System must also be compliant with the current IS95 and IS41 standards.


DROPPED CALLS:

     On an annual basis, dropped calls as a percentage of total completed calls (system wide) must not exceed 2% as measured on a bouncing (sigma) busy hour basis.

BLOCKED CALLS:

     On an annual basis, blocked calls as a percentage of total call attempts must not exceed 2% as measured on a bouncing (sigma) busy hour basis.

SYSTEM AVAILABILITY:

     System availability must not drop below 99% as measured by the following equation on an annual basis:

     The amount of time that each sector is up, in minutes, is added together. That number is divided by the number of sectors, times 60 minutes per hour, times 24 hours per day, times 100. This equates to system availability as a percentage of total minutes in a day.

VOICE QUALITY: (No voice quality standards available for system design at this time)

MINIMUM PLANS, PRODUCTS, FEATURES AND SERVICES:

     Voice transport, Call forwarding, Call waiting, Conference calling, Automatic call delivery to roaming customers, Voicemail, Caller ID, Display
     (text) messaging with notification, intersystem handoff with all adjacent Systems

FRAUD CONTROL:

     Operator will ensure that all customary authentication hardware and software is incorporated into the network



-------------------------------------------------------------------------------

CUSTOMER SERVICE STANDARDS

Customer satisfaction rating:

     Operator must not underperform the median performance for the AirTouch System operating in the Toledo MSA by more than 10% in each of the following measures as determined in any Survey: (1) call clarity, (2) coverage, (3) service reliability, (4) bill timing and accuracy, (5) overall satisfaction and (6) willingness to switch carriers.

Availability and responsiveness of customer service representatives:

     Calls to customer service are answered within an average of 30 seconds (Average Speed of Answer) or less.

     Customer service representatives must be available to respond to customer inquiries 24 hours per day, 7 days per week and 365 days per year.

     The average rate of abandoned calls to customer service must be less than 6% of calls received as measured on an annual basis.

                                   EXHIBIT C

                           Form of Roaming Agreement

                     INTERCARRIER ROAMER SERVICE AGREEMENT


     THIS AGREEMENT, dated as of the _____ day of_________, 1998, is entered into by and between New Par, a Delaware general partnership, on behalf of itself and itself and its subsidiaries and affiliates, (d/b/a AirTouch Cellular, sometimes referred to as "ATC", and Dobson Cellular of Sandusky, Inc., sometimes referred to as "Dobson", on behalf of themselves and those legal entities set forth in Appendix I, which is attached hereto and hereby incorporated herein. The entities listed in Appendix I as the "ATC Licensees and Permittees" are herein referred to collectively as the "ATC Markets" or individually as an "ATC Market". The entities listed in Appendix I as the "Dobson Licensees and Permittees" are herein referred to collectively as the "Dobson Markets" or individually as a "Dobson Market". The ATC Markets and Dobson Markets may be generically referred to herein as "Markets" or the "Market". ATC and Dobson are sometimes herein referred to collectively as the "Parties" and individually as a "Party".

                                    RECITAL

     WHEREAS, ATC and Dobson have entered into an Affiliation Agreement dated as of August 28, 1998 (the "Affiliation Agreement") pursuant to which "Operator's System" will offer "Products" and "Services" exclusively under the "Licensed Marks" (each as defined in the Affiliation Agreement); and

     WHEREAS, the Parties desire to make arrangements to facilitate the provision of wireless service to Roamers in accordance with the terms and conditions of this Agreement and Appendices I-III, which are attached hereto and hereby incorporated herein. The "General Terms and Conditions for Roaming," attached hereto as Appendix II, and "Operating Procedures," attached hereto as Appendix III are sometimes referred to herein as the "General Terms".

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and intending to be legally bound hereby, the Parties do hereby agree as follows

     1. Under the conditions set forth herein, to be bound by the General Terms attached hereto, as they may be properly amended from time to time.

     2. The Home Carrier shall be liable to the Serving Carrier in accordance with Paragraph 2.1 of Appendix II for all of the service and pass-through charges for all calls chargeable to the Home Carrier's customers (including the customers of its resellers) and invoiced by the Serving Carrier to the Home Carrier in accordance with Appendix III. "Home Carrier" and "Serving Carrier" are defined in Appendix II.

     3. In the event that roaming becomes technically or administratively impracticable in either Party's Market(s), or if an unacceptable level of unauthorized use occurs, either Party may suspend roamer service to its customers in the manner specified in Paragraph 4.2 of Appendix II. The Serving Carrier, when communicating with the customers of the Home Carrier, will use an explanation for the suspension of service mutually agreed upon by the Parties. In the specific event that the impracticability of roamer service is caused by the testing or commercial service of a carrier other than the Serving Carrier operating in the area served by the Serving Carrier and where the Serving Carrier is not, in any respect, responsible for the impracticability, the Home Carrier may include with its notice to its customers the following statement:

                                    "NOTICE

     Previously you have been able to obtain service as a roamer in [Serving Carrier's Affected Service Area] on [Serving Carrier's] system. Presently, you may experience difficulty in using your service in [Serving Carrier's Affected Service Area]. This is because [interfering carrier] is now [testing/operating] its wireless system in [Serving Carrier's Affected Service Area], and the difficulty is not the fault of [Serving Carrier]."

     4. Notices required to be sent pursuant to this Agreement shall comply with Section X of Appendix II, "Notices and Authorized
Representatives", and shall be addressed as follows:

          A.   Dobson Communications Corporation

               13439 N. Broadway Extension

               Oklahoma City, OK 73114

               Attention: Everett Dobson, President

and


          B.   AirTouch Cellular

               c/o Director Revenue Assurance

               P.O. Box 19750

               Irvine, CA 92713


     5. ATC (as to its Markets only) and Dobson (as to its Markets only) represent and warrant that (a) they have been authorized by the ATC Markets and Dobson Markets, respectively, to enter into this Agreement on such Markets' behalf and (b) each of the ATC Markets and Dobson Markets is a Licensee or Permittee of the domestic wireless telecommunications system(s) and station(s) shown on the attached Appendix I serving the area(s) referred to therein. ATC and Dobson may hereafter each seek to amend Appendix I of this Agreement to delete an ATC Market or Dobson Market, upon written notice to the other Party and with the consent of the other Party, which consent shall not be unreasonably withheld or delayed. ATC and Dobson may hereafter each seek to amend Appendix I of this Agreement to add an ATC Market or Dobson Market, respectively, upon written notice to the other Party and with the consent of the other Party, which consent may be withheld at the sole discretion of the other Party. Approved additions and deletions of Markets shall become effective between such additional Markets and all the existing Parties hereto, as of the date set forth in an agreed-upon amended Appendix I.

     6. This Agreement and the Affiliation Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both oral and written, among the Parties, or any of them, with respect to the subject matter hereof

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

ATC:

New Par, d/b/a AirTouch Cellular

By:  AirTouch Cellular of Michigan

Its: General Partner

     By:
         --------------------------

     Its:
          -------------------------

     Title:
            -----------------------


DOBSON:

Dobson Cellular of Sandusky, Inc.

By:
    --------------------------

Its:
     -------------------------

Title:
       -----------------------

                                                              Effective Date of
                                                                  Appendix I is
                                                         ______________, 199___


                                 APPENDIX I TO
                     INTERCARRIER ROAMER SERVICE AGREEMENT
                                    BETWEEN
                       NEW PAR, d/b/a AIRTOUCH CELLULAR
                                      and
                      DOBSON CELLULAR OF SANDUSKY, INC.



                          ATC LICENSEES AND PERMITTEES


SYSTEM         STATION     MSA/                        LICENSE
COVERED        SID/BID     RSA                         GRANTED
-------        -------     -------------------------   -------
GEORGIA

AirTouch       KNKA 315       Atlanta                  1/31/87
Cellular          00041
Atlanta        KNKA 709       Athens                   1/31/87
                  00265
               KNKQ 304       Rome                     1/31/87
                  30315
               KNKN 547       Madison                  1/31/87
                  30321


MICHIGAN

Detroit
Cellular       KNKA 244       Detroit                  7/85
Tele. Co.         00021

Flint          KNKA 375       Flint                    7/85
Cellular          30617
Tele. Co.

Grand Rapids
Cellular       KNKA 375       Grand Rapids             5/86
Tele. Co.         30621

Lansing
Cellular       KNKA 365       Lansing                  6/86
Tele. Co.         30613

                                       5

Muskegon
Cellular       KNKA 552       Muskegon                 7/87
Tele. Co.         30615


PacTel
Cellular       KNKA 707       Lima                     12/88
Inc of            30625
Lima

PacTel
Cellular       KNKA 725       Saginaw                  9/88
Inc of            30619
Saginaw


NEBRASKA

Omaha Cellular
Telephone Co
               KNKA336        Omaha                    2/85
                 00137


OHIO

Toledo         KNKA 240       Toledo                    2/86
Cellular          30623
Tele. Co.

Northern
Ohio           KNKA 235       Cleveland                5/85
Cellular          00015
Tele. Co.


Akron          KNKA 312       Akron                    12/86
Cellular          00073
Tele. Co.

Canton
Cellular       KNKA 374       Canton                   12/86
Tele. Co.         00073

Lorain-
Elyria         KNKA 509       Lorain/Elyria            4/88
Cellular          00015
Tele. Co.

Northern
Ohio           KNKA 557       Mansfield                9/88
Cellular          00447
Tele. Co.

                                       6

Columbus
Cellular       KNKA 541       Columbus                 7/86
Tele. Co.         00133

Springfield
Cellular       KNKA 641       Springfield              5/88
Tele. Co.         00163

Dayton
Cellular       KNKA 344       Dayton                   8/86
Tele. Co.         00163

Hamilton
Cellular       KNKA 499       Hamilton/                6/87
Tele. Co.         00051       Middletown

Southern
Ohio           KNKA 235       Cincinnati               8/86
Tele. Co.         00051

Northern
Ohio           KNKA 852       Mercer                   12/91
Cellular          01563
Tele. Co.

See Attached Technical Data Sheets for Details

Caption
                                Dobson Licensees and Permittees
                                -------------------------------
                                   MARKET/
SYSTEM              STATION        SERVICE             LICENSE
COVERED             SID/BID        AREA                GRANTED
-------             -------        -------             -------
Dobson Cellular     Kxxx           Sandusky
of Sandusky         1559           OH RSA-2






See Attached Technical Data Sheets for Details


ATC:

New Par, d/b/a AirTouch Cellular

By:  AirTouch Cellular of Michigan

Its: General Partner

     By:
         ----------------------

     Its:
          ---------------------

     Title:
            -------------------



DOBSON:

Dobson Cellular of Sandusky, Inc.

By:
    ----------------------

Its:
     ---------------------

Title:
       -------------------

                                 APPENDIX II TO


                     INTERCARRIER ROAMER SERVICE AGREEMENT
                                    BETWEEN
                        NEW PAR d/b/a AIRTOUCH CELLULAR
                                      and
                       DOBSON CELLULAR OF SANDUSKY, INC.
                    GENERAL TERMS AND CONDITIONS FOR ROAMING


                                  DEFINITIONS

     A. The "Agreement" means the Intercarrier Roamer Service Agreement, including all appendices attached thereto, to which these General Terms and Conditions for Roaming are also attached.

     B. The phrase "wireless service" means domestic public wireless telecommunications service.

     C. "Home Carrier" means a Party who is providing wireless service(s) to its registered customers in a geographic area where it holds a license or permit for a domestic public wireless telecommunication system and station.

     D. "Serving Carrier" means a Party (or its Markets) who provides wireless service for registered customers of another Party (or its Markets) while such customers are out of their home Market's geographic area and in a Market for which the Serving Carrier holds a license or permit for a domestic public wireless telecommunication system and station.

     E. "Roamer" means a customer who seeks wireless service in a geographic area outside of the area served by the Party (or a Market) with whom it is registered.

     F. "Authorized Roamer" means a Roamer using equipment with the NPA/NXX combinations listed in accordance with the "Exchange of Information"
Article III below for whom the Serving Carrier has received authorization from the Home Carrier in accordance with the provisions of said Article III.

     G.    "CIBER" means Cellular Intercarrier Billing Exchange Record.

     H. "CIBER Record" means the publication prepared by CIBERNET Corporation, a wholly-owned subsidiary of the Cellular Telecommunications Industry Association, as a service to the wireless service industry.

     I. "ESN" means the Electronic Serial Number that is "burned" in the customer's wireless telephone set by the manufacturer.

     J. "MIN" means the "Mobile Identification Number" which is assigned by a Home Carrier to each of its registered customers.

     K. "NPA/NXX combinations" means the six-digit numerical combinations assigned by regulatory authorities to identify the area code and prefix for wireless service.

     L. "Authorized Receipt Point" or "ARP" means the location or address of the entity designated by the "Home Carrier" as the delivery point for its CIBER records and authorized agent for performing CIBER edits.

     M. "Clearinghouse" means that entity which provides for the exchange of CIBER Records and performs industry accepted CIBER edits.

     N. Unless specifically provided otherwise in the Agreement, all words and phrases defined in the CIBER Record shall have the meaning herein that they have therein.

     O. "Positive File" means the file containing information regarding Authorized Roamers who are resident in a VLR as a result of a positive notification to a verification request and in accordance with Article III hereof.

     P. "Positive Validations/Verification" (or "PV") is the process by which a Roamer becomes an Authorized Roamer as a result of pre-call verification by the Serving Carrier of the status of the Roamer, including Verification Requirements and Service Requirements provided by the Home System. Although neither Party is obligated to provide validation through a specific method, the preferred pre-call verification method as of the date of this contract is through the use of IS-41 messaging via SS7 transport.

     Q. "Verification Requirements" is the set of parameters that defines an Authorized Roamer as sent by the Home Carrier, including but not limited to, the period of authorization.

     R. "Service Requirements" are features, restrictions, and auxiliary services sent by the Home Carrier to the Serving Carrier. These Service Requirements specifically define an Authorized Roamer's service profile, including, but not limited to, origination and termination capabilities, and long distance dialing capabilities or restrictions.

     S. "VLR" or "Visitor Location Register" is the location register used by a wireless switch to retrieve information for handling visiting subscriber information, including allowed features, and inbound and outbound calling capabilities.

                            I. PROVISION OF SERVICE

           1.1 Each Party shall provide, to any Authorized Roamer who so requests, wireless service in accordance with rates as set forth in Attachment B hereto and with the terms and conditions of this Agreement.

           1.2 Notwithstanding anything in this Agreement to the contrary, if a Serving Carrier suspends or terminates roamer service to an Authorized Roamer in accordance with the terms of this Agreement, such suspension or termination shall not affect the rights and obligations of the Parties for roamer service furnished hereunder prior to such termination or suspension.

           1.3 In connection with its service to Roamers, no Serving Carrier shall use recorded announcements or other inducements for an Authorized Roamer to discontinue the wireless service of its Home Carrier or, unless otherwise authorized herein, Roamer's use of a Serving Carrier's system.

                            II. DIVISION OF REVENUE

           2.1 Each Home Carrier, whose customers (including the customers of its resellers) receive wireless service(s) from a Serving Carrier as Authorized Roamers under this Agreement, shall pay to the Serving Carrier who provided such wireless service(s) the rates and charges set forth in Attachment B.

                          III. EXCHANGE OF INFORMATION

           3.1 Attachment A to this Appendix II is a list furnished by the respective Parties of the valid NPA/NXX combinations used by their respective customers. These NPA/NXX combinations shall be accepted by the other Parties. Each NPA/NXX combination is and shall be within the entire line range (0000-9999), or a specified portion thereof, in accordance with Appendix III. Each Party shall be responsible for all billings properly made under this Agreement to any number listed by such Party within the range or ranges specified by it in Attachment A. Additions, deletions, or changes to NPA/NXX combinations and line number range(s) for their respective customers shall be sent by each Party to the other in the form of an amendment to Attachment A, with an effective date as defined in Appendix III.

           3.2 Each Party hereby agrees to indemnify the other Party (and the other Party's Markets), together with their partners and any and all of their officers, directors, employees, agents and/or affiliates, against, and hold them harmless from, any and all claims, suits, demands, losses and expenses, including attorneys' fees and disbursements, which may result in any way whatsoever from the indemnified Party's denial of Roamer or local wireless service to any wireless telephone which has been identified by the indemnifying Party as not being authorized to receive service.

           3.3 To control fraudulent Roamer usage, each Party is required to use a Positive Validation/Verification ("PV") system provided by a mutually agreed upon validation/verification service in all Markets set forth in Appendix I. Each Party shall provide to the other Party a list of all Markets and their PV status within the technical data sheet which is included with Attachment A. Attachment A shall be promptly updated as changes occur in the PV status of any Market. The Parties shall cooperate in good faith to control fraudulent Roamer usage in their Markets. The Parties agree that calls completed by a Serving Carrier after a PV request has determined that a Roamer is not a valid subscriber of the Home Carrier or is unauthorized for service by the Serving Carrier, shall be the sole responsibility of the Serving Carrier. PV requests will be made on all MIN/ESN combinations observed by a Serving Carrier. The Parties understand that, at the time of the execution of this Agreement, the Dobson Market is not using a system which provides Positive Validation/Verification. Dobson agrees to provide Positive Validation/Verification to AirTouch customers within six (6) months of the execution of this Agreement, and until such time, shall be solely responsible for calls completed within the Dobson Market which are deemed by AirTouch to be fraudulent or invalid, and AirTouch will not be responsible for payment of same.

           3.4 All information not of public record that is exchanged pursuant to this Agreement shall be treated as confidential. Parties obtaining such confidential information through this Agreement shall use it only as necessary to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. Parties obtaining confidential information through this Agreement shall not disclose its contents except as necessary to its duly authorized agents to carry out the purposes of this Agreement or as necessary to comply with federal, state or local law. The obligation to protect the confidentiality of information shall survive the termination of the agreement for a period of five years.

                                  IV. BILLING

           4.1 Each Home Carrier shall be responsible for billing to, and collecting from, its own customers all charges that are incurred by such customers as a result of service provided to them as Authorized Roamers by the Serving Carrier. The Home Carrier shall also be responsible for billing its customers for, and remitting to, the federal government all federal excise tax that may be due in connection with the service being billed by it to its customers. While the Serving Carrier will be responsible for the computation and remittance of all state and local taxes, each Home Carrier shall be liable to the Serving Carrier for all such state and local taxes remitted by the Serving Carrier, regardless of whether these amounts are paid to the Home Carrier by its customers.

           4.2 The Parties will cooperate in order to minimize fraudulent or other unwarranted use of their systems. If any Party decides that, in its sole judgment, despite due diligence and cooperation pursuant to the preceding sentence, fraudulent or other unwarranted use has reached an unacceptable level of financial loss, such Party may provide a written request that all or a portion of its NPA/NXX's be removed. The Serving Carrier will comply with this request within five (5) business days of receiving the request. At such time as the Home Carrier would like to have its NPA/NXX's reinstated in the Serving Carrier's switch(es), the Home Carrier will provide the Serving Carrier a written request to reload the NPA/NXX's previously removed.

           4.3 Each Serving Carrier who provides wireless service to an Authorized Roamer pursuant to this Agreement shall forward roaming billing information for each Market listed in Appendix I, on at least a weekly basis, in accordance with the procedures and standards set forth in the CIBER Record, to the Home Carrier's Authorized Receipt Point. Except for Serving Carriers utilizing the CIBERNET Corporation Net Settlement Program, each Serving Carrier who provides wireless service to an Authorized Roamer pursuant to this Agreement shall send the Home Carrier a paper invoice within the time period specified in Appendix III. This invoice shall reflect all charges relating to service for which Authorized Roamer billing information was forwarded to the Home Carrier during the previous "Billing Period", as defined in Appendix III. The Serving Carrier will use the information provided by its Clearinghouse for invoice preparation and support. The Home Carrier will only pay for Authorized Roamer charges based on the settlement report provided by its Clearinghouse and pursuant to the provisions of
Section 4.1 and Attachment B hereto.

           4.4 Where the Authorized Roamer billing information required to be provided by the Serving Carrier in accordance with Paragraph 4.3 above is not in accordance with the CIBER Record, the Home Carrier may return the defective record to the Serving Carrier as provided in the CIBER Record. Returning the defective record will be in accordance with CIBER Record established procedures. The Serving Carrier may correct the defective record and return it to the Home Carrier for billing, provided that the time period from the date of the call to the receipt of the corrected record does not exceed the time period specified under "Message Date Edit" in Appendix III.

           4.5 No credit for insufficient data or defective records except as provided in Paragraph 4.4 above, shall be permitted, unless mutually agreed upon by Dobson and ATC. Any credit that is requested by the Home Carrier must be fully documented and submitted utilizing the format set forth in Attachment C.

                                 V. SETTLEMENT

           5.1 Each Party will settle its accounts with the other Parties on the basis of billing information received pursuant to Section IV hereof as of the "Close of Billing", as that phrase is defined in Appendix III. The Home Carrier shall remit to the Serving Carrier's designated account by wire transfer or check such amounts as are due to the Serving Carrier as of the Close of Billing. Carriers utilizing net settlement procedures set forth in the CIBER Record are not required to submit a paper invoice and will make payments in accordance with such net settlement procedures.

           5.2 Any payment which is received later than the date permitted in Appendix III shall be subject to a late charge equal to that set forth in Appendix III. The only exception to this requirement shall be late payments which are delayed in forwarding through circumstances which are beyond the control of the Home Carrier and are consented to by the Serving Carrier, which consent shall not be unreasonably withheld.

                      VI. TERM AND TERMINATION OF AGREEMENT

           6.1 This Agreement shall have a term commencing on the date first written above and continuing for a period of five years. Thereafter, this Agreement shall renew automatically on a year-to-year basis unless either Party terminates the Agreement by providing written notice to the other Party at least 90 days prior to the conclusion of the original or any subsequent term. After ten years, the Agreement may be terminated by either Party at any time upon 90 days prior written notice.

           6.2 This Agreement may be terminated by either Party upon written notice to the other of a Default (as defined in Section VII) by the other Party.

           6.3 In the event of a change by state or federal licensing authorities barring or severely impairing the provisioning of wireless service to Roamers by either Party, which, individually or in the aggregate, is material to the business of the affected Party, this Agreement may be terminated immediately upon written notice from one Party to the other Party.

           6.4 The termination of this Agreement shall not affect the rights and liabilities of the Parties under this Agreement with respect to all Authorized Roamer charges incurred prior to the effective date of such termination.

                        VII. DEFAULT; DISPUTE RESOLUTION

           7.1 A Party will be in default under this Agreement upon the occurrence of any of the following events:

                 (a) A material breach of any term of this Agreement, if such breach shall continue for thirty (30) days after receipt of written notice thereof from the non-breaching Party;

                 (b) Voluntary liquidation or dissolution or the approval by management, board of directors, stockholders, or owners of a Party of any plan or arrangement for the voluntary liquidation or dissolution of the Party;

                 (c) A final order by the Federal Communications Commission ("FCC") revoking or denying renewal of CMRS licenses or permits granted to such Party which, individually or in the aggregate, are material to the business of such Party;

                 (d) Such Party (i) filing, pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, (ii) has filed against it, pursuant to a statute of the United States or of any state, a petition for bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or a portion of such Party's property, provided that within sixty (60) days after the filing of any such petition such Party fails to obtain a discharge thereof, or (iii) making an assignment for the benefit of creditors or petitioning for, or voluntarily entering into, an arrangement of similar nature, and provided that such filing, petition, or appointment is still continuing; or

                 (e) Any termination or expiration of the Affiliation Agreement; provided however that if the Affiliation Agreement is terminated for any reason prior to the fifth anniversary of its effective date (the "Five Year Date"), Dobson agrees that AirTouch may, if it so elects in its sole discretion, continue any or all of this Agreement until the Five Year Date. Dobson further agrees that if Dobson proposes to effect a Transfer (as defined in the Affiliation Agreement) prior to the Five Year Date that would result in a Change of Control of Operator's System (each as defined in the Affiliation Agreement), if AirTouch so elects in its-sole discretion, such Transfer will be subject to the condition (which may not be waived) that the transferee assume and agree to perform any or all of Dobson's obligations under this Agreement and that this Agreement continue until the Five Year Date notwithstanding any termination of the Affiliation Agreement.

           7.2 All claims and disputes relating in any way to the performance, interpretation, validity, or breach of this Agreement, including, but not limited to a claim based on or arising from an alleged tort, shall be resolved as provided in this Section 7.2. It is the intent of the Parties that any disagreements be resolved amicably to the greatest extent possible.

                 7.2.1 If a disagreement cannot be resolved by the representatives of the Parties with day-to-day responsibility for this Agreement, such matter shall be referred to a senior-level manager of each of the Parties. The senior-level managers shall conduct face-to-face negotiations at a neutral location or such location as shall be mutually agreed upon. If these representatives are unable to resolve the dispute within ten business days after either Party requests the involvement of the senior-level managers, then either Party may, but is not required to, refer the matter to mediation or arbitration, as applicable in accordance with Sections 7.2.2 and 7.2.3

                 7.2.2 In any case where the amount claimed or at issue is One Million Dollars ($1,000,000) or more and the Parties are unsuccessful in resolving the disagreement, the Parties agree to submit the disagreement to non-binding mediation upon written notification by either Party. The Parties shall mutually select an independent mediator experienced in telecommunications systems disputes. The specific format for the mediation shall be left to the discretion of the mediator. If mediation does not result in resolution of the disagreement within thirty days of the initial request for mediation, then either Party may, but is not required to, refer the matter to arbitration.

                 7.2.3 Any disagreements not finally resolved in accordance with the foregoing provisions of this Section 7.2 shall, upon written notice by either Party to the other, be resolved by final and binding arbitration. Subject to the Section 7.2.3, such arbitration shall be conducted through, and in accordance with the rules of JAMS/Endispute. A single arbitrator shall decide all disputes. Each Party shall bear its own expenses (including attorneys' fees) with respect to the arbitration, except that the costs of arbitration proceeding itself, including the fees and expenses of the arbitrator, shall be shared equally by the Parties. The arbitration shall take place in a neutral location selected by the arbitrator. The arbitrator may permit discovery to the full extent permitted by the Federal Rules of Civil Procedure or to such lesser extent as the arbitrator determines is reasonable. The arbitrator shall be bound by and strictly enforce the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any agreement, including the applicability or running of any applicable statute of limitation. The arbitrator shall not have the power to award damages in connection with any dispute in excess of actual compensatory damages nor to award punitive damages nor any damages that are excluded under this Agreement and each Party irrevocably waives any claim thereto. The award of any arbitration shall be final, conclusive and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction over the Party against whom the award was made. Nothing contained in this Section 7.2.3 shall be deemed to prevent either Party from seeking any interim equitable relief such as preliminary injunction or temporary restraining order, pending the results of the arbitration. The United States Arbitration Act and federal arbitration law shall govern the interpretation, enforcement, and proceeding pursuant to the arbitration clause in this Agreement.

                          VIII. SUCCESSORS AND ASSIGNS

           8.1 Neither ATC nor Dobson may sell, assign, transfer, or convey its interest in this Agreement or any of its rights or obligations hereunder without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No person other than a Party to this Agreement shall acquire any right hereunder as a third-Party beneficiary or otherwise by virtue of this agreement.

              IX. NO PARTNERSHIP OR AGENCY RELATIONSHIP IS CREATED

           9.1 Nothing contained in this Agreement shall constitute the Parties as partners with one another or render any Party liable for any debts or obligations of any other Party, nor shall any Party hereby be constituted the agent of any other Party.

                   X. NOTICES AND AUTHORIZED REPRESENTATIVES

           10.1 Unless otherwise specified in this Agreement, (a) all notices required under this Agreement shall be given in writing; and, (b) all notices shall be either personally delivered, delivered by overnight carrier, or sent by certified mail return receipt requested to the persons and addresses specified in this Agreement or to such other persons at such other addresses as either ATC or Dobson may designate by written notice to the other.

           10.2 For the purposes of this Agreement, each Party shall be the authorized representative for all Markets (as identified in Appendix I) which have a partnership, agency or other relationship to the Party.

                               XI. MISCELLANEOUS

           11.1 The Parties agree to comply with, conform to, and abide by all applicable and valid laws, regulations, rules and orders of all governmental agencies and authorities, and agree that this Agreement is subject to such laws, regulations, rules and orders.

           11.2 The Parties agree to use their respective good faith efforts to fulfill all of their obligations under this Agreement. The Parties further recognize that to effectuate all purposes of this Agreement, it may be necessary to enter into other agreements or to amend this Agreement, or both. In that event, the Parties agree to negotiate with each other in good faith in an effort to so amend this Agreement and/or enter into other agreements. In no event, however, are the Parties obligated to amend this Agreement and/or enter into other agreements if the efforts to negotiate in good faith do not result in such an amendment or other agreement that is satisfactory to both Parties.

           11.3 This Agreement and the Affiliation Agreement constitute the full and complete agreement among the Parties with respect to the subject matter hereof. Any prior agreements among the Parties with respect to this subject matter are hereby superseded. This Agreement may not be amended, except by the written consent of the

Parties. Waiver of any breach of any provision of this Agreement must be in writing signed by AirTouch in the case of a breach by Dobson or a Dobson Market, or by Dobson in the case of breach by AirTouch or an AirTouch Market, and such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. The failure of a Party to insist upon strict performance of any provision of this Agreement or any obligation under this Agreement shall not be a waiver of such Party's right to demand strict compliance therewith in the future.

           11.4 The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

           11.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                               XII. CHOICE OF LAW

           12.1 Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed in accordance with the domestic laws of the State of Ohio, irrespective of that State's conflict of laws principles.

                                                                 [ATTACHMENT A]

                                  CIBER RECORD

                             METHODS AND PROCEDURES


     The following information is furnished pursuant to Paragraph 3.1 of Appendix II to the Intercarrier Roamer Service Agreement between the Parties:


-------------------------------------------------------------------------------
NPA/NXX    LINE RANGE  SID CODE    CITY  START DATE  END DATE

-------------------------------------------------------------------------------


SEE ATTACHED TECHNICAL DATA SHEET




Dobson Cellular of Sandusky, Inc.


By:
    ---------------------

Name:
      -------------------

Title:
       ------------------

Issue Date:
            -------------


(The effective date shall be
that date defined in Paragraph 7 of
Appendix III.)

                                                                 [ATTACHMENT A]

                                  CIBER RECORD

                             METHODS AND PROCEDURES


     The following information is furnished pursuant to Paragraph 3.1 of Appendix II to the Intercarrier Roamer Service Agreement between the Parties:


-------------------------------------------------------------------------------
NPA/NXX    LINE RANGE  SID CODE    CITY  START DATE  END DATE

-------------------------------------------------------------------------------



SEE ATTACHED TECHNICAL DATA SHEET







New Par d/b/a AirTouch Cellular

By: AirTouch Cellular of Michigan
Its: General Partner

     By:
         ---------------------

     Name:
           -------------------

     Title:
            ------------------

Issue Date:
            -------------


(The effective date shall be
that date defined in Paragraph 7 of
Appendix III.)

                                                                 [ATTACHMENT B]

                       ROAMING RATES AND SERVICE CHARGES



           The following rates and charges shall apply to the wireless services provided pursuant to the terms and conditions of this Agreement:

Basic Rates:

I. Airtime Rate per Minute: The initial rate per billable minute shall be $0.40 for each party. On each anniversary of this Agreement (each a "Reset Date") the roaming rate that the Home Carrier pays to the Serving Carrier shall be recalculated by multiplying the rate then in effect for such Home Carrier by a fraction, the numerator of which shall be the product of the total billable minutes (set forth on the GTE TSI Settlement Reports) less billed fraud minutes (per settled fraud claims for the same period) of customers of the Home Carrier system roaming in the Markets of the Serving Carrier during the twelve month period ending on the date that is twelve months prior to the Reset Date (the "Total Net Billable Minutes") multiplied by 1.1, and the denominator of which shall be the Total Net Billable Minutes of customers of the Home Carrier system roaming in the markets of the Serving Carrier during the twelve month period ending on the Reset Date, provided that in no event will the applicable roaming rates be
     (i) reduced on any given Reset Date by more than 10%, (ii) increased, or
     (iii) reduced below a rate of $0.20. The recalculated roaming rates will be rounded down to the nearest whole cent (for example, $0.48765 will be rounded to $0.48). The effective date of any new rates will be thirty (30) days after the Reset Date.

II.  Daily Surcharge per Roamer:    $0.00

III. Additional charges as applicable:

     International and Domestic Long Distance Rate: 100% pass through at the rates charged by the long distance carrier.

                                                                 [ATTACHMENT C]


                                 CREDIT REQUEST


Home Carrier
            ---------------------------------------------------- --------------

Serving Carrier
               ------------------------------------------------- --------------

Date of Invoice
               ------------------------------------------------- --------------

Date of Rated Usage Record Data
                               --------------------------------- --------------
Batch # and Date
                ------------------------------------------------ --------------
Number of Records
                 ----------------------------------------------- --------------
Amount of Invoice Not Justified $
                                 ---------------------------
(Airtime & Toll Charges, Other Charges & Taxes)

     _______ Payment Withheld            ______ Charge Back

Reasons for Withholding Payment or Charge Back

_____     1.   Invoice is inconsistent with the Rated Usage Record
               Data with respect to
          _____a.   Taxes;
          _____b.   Other pass-through charges;
          _____c.   Wireless service charges;
          _____d.   Percentage of wireless service;
          _____e.   Other (see attached reports)
_____     2.   Rated Usage Record Data is incomplete for the charges on the attached sheet
_____     3.   NPA/NXX combination is not on the list authorized by the Home
               Carrier
               Mobile ID Number______________________________________
               Electronic Serial Number______________________________
_____     4.   Charges for Roamer usage specified on the attached sheet that are not authorized by the Home Carrier;
_____     5.   Batch totals and detail charges do not balance or batch is out of sequence.
_____     6.   CIBER rejects
_____     7.   Other (specify below)

                                   Home Carrier:

Date                               By:
     -------------------              ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                                              Effective Date of
                                                                   Appendix III
                                                    is ______________, 199_____



                                APPENDIX III TO
                     INTERCARRIER ROAMER SERVICE AGREEMENT
                                    BETWEEN
                                     DOBSON
                                      and
                               AIRTOUCH CELLULAR


                              OPERATING PROCEDURES


          1. OPERATING PROCEDURES. The Parties agree that the operating procedures set forth in this Appendix III shall govern and control unless and until the Parties mutually agree, in writing, to amend said operating procedures.

          2.   CLOSE OF BILLING. "Close of Billing" shall be the fifteenth
(15th) day of each calendar month or the immediately preceding business day if the fifteenth (15th) is not a business day.

          3. INVOICING. Invoicing must occur within fifteen (15) days after the Close of Billing.

          4. BILLING PERIOD. The "Billing Period" is the period running from the day after the Close of Billing through the Close of Billing day in the subsequent month (normally the sixteenth (16th) through the fifteenth
(15th), unless the fifteenth (15th) falls on a non-business day).

          5. PAYMENT. Payment in the form of a check or wire transfer must be received by the payee within thirty (30) days ("Payment Due Date") following the date of the invoice. Payments received later than the Payment Due Date shall be subject to a late charge of either one and a half percent (1.5%) of the outstanding balance for each thirty (30) day period (or portion thereof) that such payments are late or the highest percentage of the outstanding balance permitted by law, whichever is lower.

          6. MINIMUM LINE RANGE. The "Minimum Line Range" within an NPA/NXX is 1,000 line numbers.

          7. NPA/NXX NOTIFICATION. The maximum time allowed before changes, additions or deletions of NPA/NXX's are effective shall be fifteen (15) days from the date of receipt of notification of such changes, additions or deletions by either Party.

          8. MESSAGE DATE EDIT. Message records shall be considered to have failed the CIBER Record Edit if the message is more than thirty (30) days old when it is received at the Home Carrier's Authorized Receipt Point ("ARP"). Message records which are rejected from the Home Carrier's ARP and returned to the Serving Carrier shall be considered to have failed the CIBER Record Edit if the message is more than sixty (60) days old. Determination of the age of a message record is from the date of the call.

              AMENDMENT TO INTERCARRIER ROAMER SERVICE AGREEMENT

     This Amendment to an Intercarrier Roamer Service Agreement (hereinafter the "Amendment") is effective as of____________________, 1998, and is entered into by NEW PAR, a Delaware general partnership, on behalf of itself and its subsidiaries and affiliates, d/b/a AIRTOUCH CELLULAR (hereinafter "ATC") and DOBSON CELLULAR OF SANDUSKY, INC. (hereinafter "Dobson"), on behalf of those partnerships set forth in Attachment A, which is attached hereto and is hereby incorporated herein.

                                   RECITALS

     A. Dobson and ATC currently offer roamer cellular radiotelephone service to each other's subscribers pursuant to the Intercarrier Roamer Service Agreement dated as of even date herewith (hereinafter the "Agreement").

     B. Each party to this Amendment desires to limit its liability for charges resulting from fraudulent usage of the other party's systems.

          NOW THEREFORE, the parties do hereby agree as follows:

     1. Paragraph 2.1 of Appendix II of the Agreement is hereby deleted in its entirety and replaced by the following Paragraphs 2.1 through 2.9:

          "2.1 Each Home Carrier, whose customers (including the customers of its resellers) receive wireless services from a Serving Carrier as Authorized Roamers under this Agreement, shall initially pay to the Serving Carrier who provided such wireless services all of the Serving Carrier's charges for wireless services and all pass-through charges (i.e., any toll or other charges owed by the Serving Carrier to any toll or other carrier in connection with providing such cellular services) set forth in Attachment B. The Home Carrier may then receive payment for certain credits due to Fraudulent Calls as defined in this Paragraph 2.

          2.2 In this Agreement, a "Fraudulent Call" is any call that (i) is not billable to an active customer of the Home Carrier because the MIN/ESN combination used to make the call was invalid (i.e., not active in the Home Carrier's switch), or (ii) was made by a MIN/ESN combination for which there is a valid active subscriber of the Home Carrier but for which such subscriber cannot be billed, as evidenced by "proof of fraud". Proof of fraud shall mean (1) overlapping calls appearing on a subscriber's bill, or (2) calls made from different locations and so close in time that it would have been impossible for the valid subscriber to have traveled between the different locations, or (3) reasonable determination that the valid active subscriber cannot be billed for the involved calls either because such subscriber did not make the calls or because it is not feasible to separate calls that were made by the valid subscriber from calls that were not so made.

          2.3 If the Home Carrier's switch was available for validation at the time Fraudulent Calls were made, the Home Carrier shall receive credits for the following portions of the Serving Carrier's charges for Fraudulent
     Calls:

          100% of daily service charges

          100% of per minute usage charges less an administrative fee of $0.21 per minute

          100% of pass-through toll charges

          100% of total taxes

     Where the Serving Carrier's Market does not provide a Positive Validation/Verification system as defined in Section P and referenced in
     Section 3.3 of Appendix II, credits will not be reduced by the administrative fee of $0.10 per minute.

          2.4 In order for the Home Carrier to receive payment for any Fraudulent Call credits, the Home Carrier must submit a written claim ("Credit Claim"). The Credit Claim must be supported by applicable call detail records, although such records need not be attached to each claim. Each Credit Claim must contain the MIN/ESN's, date range of fraudulent calls, total fraudulent charges (including airtime minutes of use, surcharges, taxes and toll charges passed through by the Serving Carrier), and the Serving Carrier's SID. At the Serving Carrier's request, the Home Carrier must certify that the MIN/ESN combination that was cloned has since been restricted from roaming. Upon receiving a Credit Claim, the Serving Carrier may request from the Home Carrier copies of subscriber bills or other call detail records for a sample of the MIN's (sample size will not exceed 10 MINs for the first $200,000 in claims per month and an additional 5 MINs for every additional $100,000 in claims per month) submitted or other reasonable evidence that demonstrates that the calls claimed for credit are Fraudulent Calls ("Proof of Fraud"). Except pursuant to an audit as provided herein, any request for Proof of Fraud must be received by the Home Carrier within thirty (30) days of the Serving Carrier's receipt of the Credit Claim, with the Proof of Fraud received by the Serving Carrier within sixty (60) days of the receipt of such request. For each account for which Proof of Fraud is not adequate or timely received ("Error Account") the Serving Carrier will have the right to require Proof of Fraud for an additional five accounts. This request for Proof of Fraud for the additional accounts must be received by the Home Carrier within thirty (30) days of the receipt of the initial Proof of Fraud by the Serving Carrier. The Serving Carrier will then, within thirty
     (30) days of the receipt of the request for Proof of Fraud for the additional accounts, determine and inform the Home Carrier of the adequacy of the additional Proofs of Fraud. If the five replacement accounts are adequate, the requirements for Proof of Fraud for the Error Account will have been met. If the five replacement accounts are not adequate, the requirements for Proof of Fraud for the Error Account will not have been met. The fraud credits issued for the month in which such Proof of Fraud is not met shall be reduced on a pro rata basis for the number of accounts for which no or unsatisfactory Proof of Fraud is submitted, e.g., if 2 of 10 accounts for which Proof of Fraud are requested are not submitted or are unsatisfactory, and 7 of the 10 replacement accounts are also unsatisfactory, 45% of the applicable Credit Claim shall be denied; if, however, 10 of 10 replacement accounts are satisfactory, 100% of the Credit Claim will be paid. If the Serving Carrier indicates to the Home Carrier that the Serving Carrier needs, for criminal prosecution purposes, and affidavit executed by the Home Carrier's subscriber stating that the subscriber did not place the Fraudulent Calls, the Home Carrier shall make its best efforts to obtain an appropriate affidavit.

          2.5 The Home Carrier shall not submit more than one Credit Claim per calendar month to any Serving Carrier, and no Credit Claim shall be submitted for an amount which is less than One Thousand Dollars ($1,000.00). No Credit Claim shall seek credit for a Fraudulent Call that was made more than one hundred twenty (120) days of a settlement cycle prior to the date the Home Carrier delivers the Credit Claim to the Serving Carrier, and no Credit Claim shall contain any Fraudulent Call attributable to an MIN/ESN to which less than One Hundred Dollars ($100.00) in Fraudulent Calls is attributable in that Credit Claim.

          2.6 The Serving Carrier shall make payment to the Home Carrier within thirty (30) days after receiving a Credit Claim. The Serving Carrier shall not be required to pay a Credit Claim, however, until any outstanding balances due to the Serving Carrier from the Home Carrier and more than thirty (30) days overdue are paid.

          2.7 The Serving Carrier shall have the right to conduct an audit, at its own expense, of Credit Claims which have been submitted and paid, provided that such audit is requested within one year after the date that the claim was paid. The parties agree to work together to minimize the administration of this amendment and ensure that all claims are processed in accordance with the provisions of this Agreement.

          2.8 Except as provided for in Sections 2. 1 through 2.7, above, the Home Carrier shall be solely responsible for all of its own personnel, administrative, billing, and any other costs associated with cellular fraud.

          2.9 Each party agrees to expeditiously notify the other should fraudulent usage become apparent on either party's system, and the parties agree to work as rapidly as possible under the circumstances to correct the problem relating to cellular fraud and to minimize fraudulent usage of their cellular systems."

     2. Except as modified herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

ATC:                                   Dobson:

NEW PAR d/b/a AIRTOUCH CELLULAR,       DOBSON CELLULAR OF SANDUSKY, INC.


By: AirTouch Cellular of Michigan      By:
                                           ----------------------
Its: General Partner                   Name:
                                             --------------------
                                       Title:
                                              -------------------

     By:
         ------------------------
     Name:
           ----------------------
     Title:
            ---------------------

                                   EXHIBIT D

                        Operator Insurance Requirements

     General Liability (Commercial)

          General aggregate                  $ 2,000,000
          Products - completed
           operation aggregate               $ 2,000,000
          Personal and advertising
           injury                            $ 1,000,000
          Each occurrence                    $ 1,000,000
          Fire damage                        $   300,000
          Medical expense                    $     5,000

     Excess Liability (Umbrella)

          Each occurrence                    $ 5,000,000
          Aggregate                          $ 5,000,000

Automobile Liability                         $ 1,000,000

Workers' Compensation                        statutory

Employer's Liability                         $ 1,000,000

                                             EXHIBIT E

                EQUIPMENT AND SWITCH FEES FOR AIRTOUCH SYSTEM WITHIN OHIO RSA #2

---------------------------------------------------------------------------------------------------
                SERVICE/PARTS                                           FEE
---------------------------------------------------------------------------------------------------
 Cell-Site                                           $2,000 per month per cell site
---------------------------------------------------------------------------------------------------
 Electronic Equipment Lease                          $100 per channel on AirTouch Network per month
---------------------------------------------------------------------------------------------------
 Routine Maintenance                                 $220 per cell site per month
---------------------------------------------------------------------------------------------------
 Utilities for AirTouch System                       Pass-through basis, at AirTouch cost
---------------------------------------------------------------------------------------------------
 Emergency Maintenance                               $150 per cell site per hour
---------------------------------------------------------------------------------------------------
 Switch Usage                                        $0.0275 per MOU (1)
---------------------------------------------------------------------------------------------------
 Alarm Monitor/Traffic Reporting                     $1,000 per month
---------------------------------------------------------------------------------------------------
 Interconnect Facilities                             Pass-through basis, at AirTouch cost
---------------------------------------------------------------------------------------------------
 LEC Interconnect                                    $0.01 per mobile to land MOU
---------------------------------------------------------------------------------------------------
 Local Termination Fees through AirTouch Network     Included in cost of switching
---------------------------------------------------------------------------------------------------
 Positive Roamer Validation                          Included in cost of switching
---------------------------------------------------------------------------------------------------
















-------------------------------
(1) MOU as used herein shall mean an aggregated 60 seconds of time from actual call duration in seconds. Only those seconds that represent airtime that can be passed on as a charge to a Subscriber will be aggregated.